Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

CRYOPORT, INC.,

AND

BTO FREEZE PARENT L.P.

Dated as of August 24, 2020

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EXHIBITS

Exhibit A	Definitions
Exhibit B	Form of Certificate of Designation
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Disclosure Letter
Exhibit E	VCOC Letter Agreement

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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT dated as of August 24, 2020 (this “Agreement”) is by and between Cryoport, Inc., a Nevada corporation (the “Company”), and BTO Freeze Parent L.P., a Delaware limited partnership (the “Purchaser”). Capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A.

Simultaneously with the execution and delivery of this Agreement, the Company, is entering into a Purchase Agreement (as it may be amended or supplemented from time to time, the “Chart Purchase Agreement,” and the transactions contemplated thereby, the “Acquisition”), by and between the Company and Chart Industries, Inc., a Delaware corporation (“Chart”), pursuant to, and on the terms and subject to the conditions of which, the Company or its subsidiary designees will acquire certain assets and assume certain liabilities of Chart’s cryobiological storage business (the “Cryo Business”).

Concurrent with the consummation of the Acquisition, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, 250,000 shares of the Company’s Series C Convertible Preferred Stock, par value $.001 per share (the “Series C Preferred Stock”) and 675,536 shares of the common stock of the Company, par value $.001 per share (“Common Stock”), on the terms and subject to the conditions hereinafter set forth.

In consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Article I

PURCHASE AND SALE OF PURCHASED SHARES

Section 1.1            Purchase and Sale. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, the Purchaser shall purchase, and the Company shall issue and sell to the Purchaser, (a) 250,000 shares of Series C Preferred Stock with an original purchase price of $1,000 per share (the “Purchased Preferred Shares”) and (b) 675,536 shares of Common Stock (the “Purchased Common Shares” and together with the Purchased Preferred Shares, the “Purchased Shares”) for an aggregate purchase price of the Purchased Shares delivered at Closing of $275,000,000 (the “Purchase Price”). The Series C Preferred Stock shall have the rights, powers, preferences and privileges set forth in the Certificate of Designation (the “Certificate of Designation”) attached as Exhibit B.

Section 1.2            Closing. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the issuance, sale and purchase of the Purchased Shares (the “Closing”) shall take place remotely via the exchange of final documents and signature pages, on such date on which all of the conditions set forth in Article V have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), or such other time and place as the Company and the Purchaser may agree. The date on which the Closing is to occur is herein referred to as the “Closing Date.” At the Closing, upon receipt by the Company of payment of the full purchase price to be paid at the Closing therefor by or on behalf of such Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by the Company, the Company will deliver to the Purchaser evidence reasonably satisfactory to the Purchaser of the issuance of the Purchased Shares in the name of the Purchaser by book-entry on the books and records of the Company.

Article II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), that, except (a) as set forth in the SEC Documents filed by the Company with the SEC since January 1, 2018 and prior to the date hereof (other than disclosures in the “Risk Factors” or “Forward-Looking Statements” sections or similarly captioned sections of any such filings) and (b) as set forth on Exhibit D (the “Disclosure Letter”) (all such exceptions disclosed in the Disclosure Letter being numbered to correspond to the applicable Section of this Article II, provided, however, that any such exception shall be deemed to be disclosed with respect to each other representation or warranty to which the relevance of such exception is reasonably apparent on the face of such disclosure):

Section 2.1            Organization and Power. The Company and each of its Subsidiaries is a corporation, limited liability company, partnership or other entity validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (as applicable) and has all requisite corporate, limited liability company, partnership or other entity power and authority to own or lease its properties and to carry on its business as presently conducted and as proposed to be conducted. The Company and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation, limited liability company, partnership or other entity in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to so qualify has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. True, correct and complete copies of the Company’s organizational documents are included in the SEC Documents filed with the SEC.

Section 2.2            Authorization; No Conflicts.

(a)               The Company has all necessary corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, the filing of the Certificate of Designation with the Nevada Secretary of State and for the due authorization, issuance, sale and delivery of the Purchased Shares and the reservation, issuance and delivery of the Conversion Shares. This Agreement has been, and the Registration Rights Agreement, at the Closing will be, duly executed and delivered by the Company. Assuming due execution and delivery thereof by each of the other parties hereto or thereto, this Agreement and the Registration Rights Agreement will each be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b)               The authorization, execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, including the filing of the Certificate of Designation and the issuance of the Purchased Shares and the Conversion Shares do not and will not: (x) violate or result in the breach of any provision of the Articles of Incorporation or Bylaws of the Company; or (y) with such exceptions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Company or any of its Subsidiaries or any mortgage, loan or credit agreement, indenture, bond, note, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or accelerate the Company’s or, if applicable, any of its Subsidiaries’ obligations under any such Contract; (ii) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local law, rule or regulation; or (iii) result in the creation of any lien upon any assets of the Company or any of its Subsidiaries or the suspension, revocation or forfeiture of any franchise, permit or license granted by a governmental authority to the Company or any of its Subsidiaries, other than liens under federal or state securities laws.

Section 2.3            Government Approvals. No consent, approval or authorization of, or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, or in connection with the issuance of the Purchased Shares or the Conversion Shares, except for (a) the filing of the Certificate of Designation with the Nevada Secretary of State; (b) those which have already been made or granted; (c) the filing of a Form D and current report on Form 8-K with the SEC; (d) filings with applicable state securities commissions; or (e) the listing of the Conversion Shares with the Nasdaq Stock Market.

Section 2.4            Authorized and Outstanding Stock.

(a)               The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 2,500,000 shares of preferred stock, par value $.001 per share (“Preferred Stock”). Of such Preferred Stock, 800,000 shares are designated as Class A Preferred Stock, 585,000 shares are designated as Class B Preferred Stock and upon the filing of the Certificate of Designation with the Nevada Secretary of State, 250,000 shares will be designated as the Series C Preferred Stock.

(b)               As of August 21, 2020 (the “Capitalization Date”), (i) 38,781,290 shares of Common Stock were issued and outstanding, (ii) zero shares of Class A Preferred Stock were issued and outstanding, (iii) zero shares of Class B Preferred Stock were issued and outstanding, (iv) 7,802,100 shares of Common Stock were reserved for issuance upon the exercise of outstanding stock options issued pursuant to the Stock Plans, (v) zero shares of Common Stock were reserved for issuance upon the exercise of rights granted pursuant to the Company’s warrants to purchase Common Stock and (vi) 4,810,002 shares of Common Stock were reserved for issuance upon conversion of the Convertible Senior Notes. Except as set forth in the foregoing sentence, there are no outstanding securities of the Company convertible into or exercisable or exchangeable for shares of capital stock of, or other equity or voting interests of any character in, the Company.

(c)               All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable. The Purchased Shares have been duly authorized and, when issued in accordance with the terms hereof, the Purchased Shares will be, duly authorized and validly issued and fully paid and non-assessable and will not be subject to any preemptive right or any restrictions on transfer under applicable law or any contract to which the Company is a party, other than, in the case of restrictions on transfer, those under applicable state and federal securities laws and Section 4.2 of this Agreement. The shares of Common Stock issuable upon conversion of the Purchased Preferred Shares (the “Conversion Shares”) have been duly authorized and reserved for issuance and, when issued upon conversion of the Purchased Shares in accordance with the terms thereof as set forth in the Certificate of Designation, will be validly issued and fully paid and non-assessable. No share of Common Stock has been, and none of the Purchased Shares and Conversion Shares will be when issued, issued in violation of any preemptive right arising by operation of law, under the Articles, the Bylaws or any contract, or otherwise. None of the Purchased Shares and Conversion Shares will be when issued subject to any restrictions on transfer under applicable law or any contract to which the Company is a party, other than, in the case of restrictions on transfer, those under applicable state and federal securities laws, and Section 4.2 of this Agreement. When issued in accordance with the terms hereof and the terms of the Certificate of Designation (as applicable), the Purchased Shares and Conversion Shares will be free and clear of all liens (other than liens incurred by Purchaser or its Affiliates, restrictions arising under applicable securities laws, or restrictions imposed by the this Agreement, the Certificate of Designation or the Registration Rights Agreement).

(d)               Except as otherwise expressly described in this Section 2.4: (i) no subscription, warrant, option, convertible security or other right, commitment, agreement, arrangement issued by the Company or any other obligation of the Company to purchase or acquire any shares of capital stock of the Company is authorized or outstanding; (ii) there is not any commitment, agreement, arrangement or obligation of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute capital stock of, or other equity or voting interest (or voting debt) in, the Company; (iii) the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or to pay any dividend or make any other distribution in respect thereof; (iv) there are no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests (or voting debt) in, the Company; (v) there are no outstanding shares of capital stock of, or other equity or voting interests of any character in, the Company as of the date hereof other than shares that have become outstanding after the Capitalization Date which were reserved for issuance as of the Capitalization Date as set forth in Section 2.4(a) or pursuant to the exercise, after the Capitalization Date, of outstanding stock options described in Section 2.4(b)(iv) or stock options issued and subsequently exercised after the Capitalization Date; and (vi) there are no agreements, arrangements or commitments between the Company and any Person relating to the acquisition, disposition or voting of the capital stock of, or other equity or voting interest (or voting debt) in, the Company. There exists no preemptive right, whether arising by operation of law, under the Articles, the Bylaws or any contract, or otherwise, with respect to the issuance of any capital stock of the Company.

Section 2.5            Subsidiaries. Other than any Subsidiaries of the Company to be formed following the date hereof in connection with the transactions contemplated by the Chart Purchase Agreement or acquired in connection with the Company’s acquisition of CryoPDP, the Company’s Subsidiaries consist solely of all the entities listed on Exhibit 21 to the Company’s Form 10-K for the year ended December 31, 2019. The Company, directly or indirectly, owns of record and beneficially, free and clear of all liens, all of the issued and outstanding capital stock or equity interests of each of its Subsidiaries. All of the issued and outstanding capital stock or equity interests of the Company’s Subsidiaries has been duly authorized and validly issued, were not issued in violation of an preemptive right, right of first refusal or similar right, and in the case of corporations, is fully paid and non-assessable. Except as described in the SEC Documents, there are no outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from any of the Company’s Subsidiaries of any securities of such Subsidiaries nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal.

Section 2.6            Private Placement. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.4 (Investment Representations), the offer and sale of the Purchased Shares pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Without limiting the foregoing, neither the Company nor, to the knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Series C Preferred Stock, and neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Series C Preferred Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Series C Preferred Stock under this Agreement to be integrated with other offerings by the Company.

Section 2.7            SEC Documents; Financial Information. Since January 1, 2018, the Company has timely filed (a) all annual and quarterly reports and proxy statements (including all amendments, exhibits and schedules thereto) and (b) all other reports and other documents (including all amendments, exhibits and schedules thereto), in each case required to be filed by the Company with the SEC pursuant to the Exchange Act and the Securities Act. As of their respective filing dates, such SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and as of their respective dates none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as of their respective dates in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC), have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and present fairly in all material respects as of their respective dates the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, all in conformity with GAAP. Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of June 30, 2020 (the “Balance Sheet Date”) included in the SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business and that do not arise from any material breach of a Contract, (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the Transactions, (iv) that have been discharged or paid prior to the date of this Agreement or (v) as would not, individually or in the aggregate, have had or reasonably be expected to have, a Material Adverse Effect. There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable Law to be disclosed by the Company in its SEC Documents and is not so disclosed.

Section 2.8            Internal Control Over Financial Reporting. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the Audit Committee of the Board of Directors (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Section 2.9            Disclosure Controls and Procedures. The Company has established and maintains, and at all times since January 1, 2018, has maintained, disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that are (x) designed to provide reasonable assurance that material information relating to the Company, including its Subsidiaries, that is required to be disclosed by the Company in the reports that it furnishes or files under the Exchange Act is reported within the time periods specified in the rules and forms of the SEC and that such material information is communicated to the Company’s management to allow timely decisions regarding required disclosure. and (y) sufficient to provide reasonable assurance that (a) transactions are executed in accordance with Company management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, and to maintain accountability for assets, (c) access to assets is permitted only in accordance with Company management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over, and procedures relating to, financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. Since January 1, 2018, there has not been any fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

Section 2.10       Litigation. There is no litigation or governmental proceeding, suit, arbitration or, to the knowledge of the Company, investigation, pending or, to the knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries or affecting any of the business, operations, properties, rights or assets of the Company or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to or in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency that is expressly applicable to the Company or any of its Subsidiaries or any of their respective assets which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.11        Compliance with Laws; Permits. The Company and its Subsidiaries are in compliance with all applicable laws, common law, statutes, ordinances, codes, rules or regulations or other similar requirement enacted, adopted, promulgated, or applied by any governmental authority, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries possess all permits, franchises, certificates, approvals, authorizations and licenses of governmental authorities that are required to conduct their business, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.12        Taxes. The Company and each of its Subsidiaries has filed all Tax Returns required to be filed within the applicable periods for such filings (with due regard to any extension) and has paid all Taxes required to be paid, except for any such failures to file or pay that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not, in each case, reasonably be expected to have a Material Adverse Effect, the Company (a) has not been advised that any of its returns, federal, state or other, have been or are being audited as of the date hereof, (b) has not been advised of any deficiency in assessment or proposed judgment to its federal, state or other taxes, and (c) has no liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

Section 2.13         Employee Matters.

(a)               Except where the failure to comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its Subsidiaries are in compliance with all applicable laws relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours, and with the terms of the ERISA Documents, and each such ERISA Document is in compliance with all applicable laws (including, without limitation, the applicable requirements of ERISA and the Code); and (ii) with respect to the ERISA Documents, no actions, liens, lawsuits, claims or complaints (other than routine claims for benefits, appeals of such claims and domestic relations order proceedings) are pending or, to the knowledge of the Company, threatened.

(b)               Neither the Company, its Subsidiaries, nor any other entity which, together with the Company or its Subsidiaries, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code, has during the last six (6) years maintained, sponsored or contributed to or had any liability with respect to any defined benefit pension plan that is subject to Title IV of ERISA or any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(c)               Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, none of the execution of, or the completion of the transactions contemplated by, this Agreement (whether alone or in connection with any other event(s)), will result in (i) any compensation or benefit becoming due, or any increase in the amount of any compensation or benefit due, to any current or former employee of the Company or its Subsidiaries, or (ii) acceleration of the time of payment, vesting or funding of compensation or benefits to any current or former employee of the Company or its Subsidiaries. No ERISA Document provides for reimbursement or gross-up of any excise tax under Section 409A or Section 4999 of the Code.

Section 2.14        Environmental Matters. The Company and its Subsidiaries are in compliance with all, and have not violated any, applicable Requirements of Environmental Law and possess and are in compliance with all, and have not violated any, required Environmental Permits, except, in each case, where the failure to comply or possess has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have not received any written notice or claim from any Person of any violation or alleged violation of, or any liability or alleged liability under or related to, any Requirements of Environmental Law or Environmental Permit or any presence or release of any Hazardous Substance, and there is no basis for any such notice or claim, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has assumed or retained, as a result of any contract, any liabilities under any Requirements of Environmental Law or concerning any Hazardous Substances, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.15        Intellectual Property; Security. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company and its Subsidiaries own their material proprietary intellectual property, free and clear of all liens, (b) the conduct of the businesses of the Company and its Subsidiaries does not infringe or violate the intellectual property of any Person and no Person is infringing or violating their intellectual property and (c) the Company and its Subsidiaries take commercially reasonable efforts to protect the confidentiality of their trade secrets and the integrity, continuous operation and security of their software and systems (and the data stored or processed therein) and there have been no breaches, outages or violations of or unauthorized accesses to same (except for those that were resolved without material cost, liability or the duty to notify any Person) in the last three (3) years.

Section 2.16        Registration Rights. Except as provided in this Agreement or the Registration Rights Agreement, the Company has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

Section 2.17        Investment Company Act. The Company is not, and immediately after giving effect to the sale of the Purchased Shares in accordance with this Agreement and the application of the proceeds thereof will not be required to be registered as, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

Section 2.18        Nasdaq. The Company’s Common Stock is listed on the Nasdaq Stock Market, and no event has occurred, and the Company is not aware of any event that is reasonably likely to occur, that would result in the Common Stock being delisted from the Nasdaq Stock Market. The Company is in compliance in all material respects with the listing and listing maintenance requirements of the Nasdaq Stock Market applicable to it for the continued trading of its Common Stock on the Nasdaq Stock Market.

Section 2.19        No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or the Purchaser for any commission, fee or other compensation as a finder or broker because of any act of the Company or any of its Subsidiaries, other than Morgan Stanley & Co. LLC whose fees are the sole responsibility of the Company.

Section 2.20        Illegal Payments; FCPA Violations. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2015, none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any officer, director, employee agent, representative or consultant acting on behalf of the Company or any of its Subsidiaries (and only in their capacities as such) has, in connection with the business of the Company: (a) unlawfully offered, paid, promised to pay, or authorized the payment of, directly or indirectly, anything of value, including money, loans, gifts, travel, or entertainment, to any Government Official with the purpose of (i) influencing any act or decision of such Government Official in his or her official capacity; (ii) inducing such Government Official to perform or omit to perform any activity in violation of his or her legal duties; (iii) securing any improper advantage; or (iv) inducing such Government Official to influence or affect any act or decision of such Governmental Entity, except, with respect to the foregoing clauses (i) through (iv), as permitted under the U.S. Foreign Corrupt Practices Act and other applicable law; (b) made any illegal contribution to any political party or candidate; (c) made, offered or promised to pay any unlawful bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature, directly or indirectly, in connection with the business of the Company, to any person, including any supplier or customer; (d) knowingly established or maintained any unrecorded fund or asset or made any false entry on any book or record of the Company or any of its Subsidiaries for any purpose; or (e) otherwise violated the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, or any other applicable anti-corruption or anti-bribery law.

Section 2.21        Economic Sanctions. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company is not in contravention of any sanction, and has not engaged in any conduct sanctionable, under U.S. economic sanctions Laws, including applicable laws administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, 31 C.F.R. Part V, the Iran Sanctions Act, as amended, the Comprehensive Iran Sanctions, Accountability and Divestment Act, as amended, the Iran Threat Reduction and Syria Human Rights Act, as amended, the Iran Freedom and Counter-Proliferation Act of 2012, as amended, and any executive order issued pursuant to any of the foregoing. The Company and each of its Subsidiaries has instituted and maintains a system of internal controls designed to provide reasonable assurance that violations of applicable anti-corruption Laws and U.S. economic sanctions Laws will be prevented, detected, and deterred.

Section 2.22        Absence of Certain Changes. (a) Since December 31, 2019, except for the execution and performance of this Agreement and any other agreements contemplated hereby and the discussions, negotiations and transactions related hereto, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business, and (b) since December 31, 2019, there has not been any Material Adverse Effect.

Section 2.23        No Rights Agreement; Anti-Takeover Provisions.

(a)              Neither the Company nor any of its Subsidiaries is party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

(b)              Prior to Closing, the Company and the Board of Directors have taken all necessary actions to (including, if necessary, adoption of a provision in the Bylaws as contemplated by Nevada Revised Statutes 78.378(1)) to ensure that no restrictions included in any Antitakeover Provision is, or will be, applicable to this Agreement or the Purchaser’s acquisition, or the Company’s issuance, of the Purchased Shares and the Conversion Shares in accordance with this Agreement and the Certificate of Designation.

Section 2.24        No Additional Representations. Except for the representations and warranties made by the Company in this Article II (as modified by the Disclosure Letter) and in any certificate delivered to the Purchaser in connection with this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives, with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (b) any oral or written information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Purchaser and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement and in any certificate delivered to the Purchaser in connection with this Agreement, nor will anything in this Agreement operate to limit any claim by any Purchaser or any of its respective Affiliates for fraud.

Article III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date) that:

Section 3.1          Organization and Power. The Purchaser is a Delaware limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary power and authority to own its properties and to carry on its business as presently conducted.

Section 3.2          Authorization, Etc. The Purchaser has all necessary power and authority and has taken all necessary entity action required for the due authorization, execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby. The authorization, execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement, and the consummation by the Purchaser of the transactions contemplated hereby and thereby do not and will not: (a) violate or result in the breach of any provision of the organizational documents of the Purchaser; or (b) with the exceptions that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on its ability to perform its obligations under this Agreement and the Registration Rights Agreement: (i) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Purchaser or any material contract to which the Purchaser is a party; or (ii) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local law, rule or regulation. This Agreement has been, and the Registration Rights Agreement will, at the Closing be party will be, duly executed and delivered by the Purchaser. Assuming due execution and delivery thereof by the other parties hereto or thereto, this Agreement and the Registration Rights Agreement will each be a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as the enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as the enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 3.3          Government Approvals. No consent, approval, license or authorization of, or filing with, any court or governmental authority is or will be required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement, except for: (a) those which have already been made or granted; (b) the filing with the SEC of a Schedule 13D or Schedule 13G and a Form 3 to report the Purchaser’s ownership of the Purchased Shares; or (c) those where the failure to obtain such consent, approval or license would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

Section 3.4           Investment Representations.

(a)               The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(b)              The Purchaser has been advised by the Company that the Purchased Shares have not been registered under the Securities Act, that the Purchased Shares will be issued on the basis of the statutory exemption provided by Section 4(a)(2) under the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based in part upon the representations made by the Purchaser in this Agreement and the Registration Rights Agreement. The Purchaser acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities.

(c)               The Purchaser is purchasing the Purchased Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws.

(d)               By reason of its business or financial experience, the Purchaser has the capacity to protect its own interest in connection with the transactions contemplated hereunder.

(e)               The Company has provided to the Purchaser documents and information that the Purchaser has requested relating to an investment in the Company. The Purchaser recognizes that investing in the Company involves substantial risks, and has taken full cognizance of and understands all of the risk factors related to the acquisition of the Purchased Shares. The Purchaser has carefully considered and has, discussed with the Purchaser’s professional legal, tax and financial advisers the suitability of an investment in the Company, and the Purchaser has determined that the acquisition of the Purchased Shares is a suitable investment for the Purchaser. The Purchaser has not relied on the Company for any tax or legal advice in connection with the purchase of the Purchased Shares. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representations or other information (other than the representations and warranties of the Company set forth in Article II).

Section 3.5           No Prior Ownership. As of the date hereof and as of immediately prior to the Closing, the Purchaser does not have record or beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any shares of the Company’s Common Stock. Since August 24, 2018, neither Purchaser nor any affiliate or associate (within the meaning of Nevada Revised Statutes 78.412 and 78.413, respectively) of the Purchaser was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding shares of the Company.

Section 3.6           No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or any Purchaser for any commission, fee or other compensation as a finder or broker because of any act by the Purchaser and for which the Company will be liable.

Section 3.7           Financing. The Purchaser has delivered to the Company true, correct, and complete copies of an executed commitment letter among Blackstone Tactical Opportunities Fund III L.P. and the Purchaser, dated as of the date hereof (together with all annexes, schedules and exhibits (in each case, if any) thereto, the “Equity Commitment Letter”, and the commitment thereunder, the “Equity Financing Commitment”) to provide, subject to the terms and conditions therein, cash in the aggregate amount set forth therein (the “Equity Financing”). The Equity Financing is in amounts sufficient to enable the Purchaser to perform their obligations under this Agreement and to consummate the transactions contemplated hereby. The Equity Commitment Letter is in full force and effect and constitutes the enforceable, legal, valid and binding obligations of each of the parties thereto. The Equity Commitment Letter, including the Equity Financing Commitment thereunder, have not been withdrawn, terminated, amended, restated, replaced, supplemented or otherwise modified or waived and no such withdrawal, termination, amendment, restatement, replacement, supplement, modification or waiver is contemplated. There are no side letters or other agreements, arrangements, contracts or understandings relating to the Equity Commitment Letter that could affect the availability of the Equity Financing, and the Purchaser does not know of any facts or circumstances that may be expected to result in any of the conditions set forth in any Equity Commitment Letter not being satisfied, or the Equity Financing not being available to the Purchaser, at the Closing. No event has occurred that, with or without notice, lapse of time or both, would, or would reasonably be expected to, constitute a default or breach on the part of the Purchaser, or by any other party thereto, under any term or condition of the Equity Commitment Letter, and the Purchaser has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it contained in the Equity Commitment Letter. Except as expressly set forth in the Equity Commitment Letter, there are no conditions precedent related to the funding of the full amount of the Equity Financing Commitment. As of the date of this Agreement, the Purchaser is not aware of any fact, circumstance or occurrence that makes any representation or warranty of the Purchaser included in this Agreement or the Equity Commitment Letter inaccurate. Assuming (i) the satisfaction of the conditions in Article V hereof and (ii) the Equity Financing is funded in accordance with their respective conditions, upon funding of the Equity Financing Commitment, the Purchaser will have at the Closing, immediately available cash funds sufficient to fund all of the amounts required to be provided by the Purchaser for the consummation of the transactions contemplated hereby, including the payment of the Purchase Price and any other amounts required to be paid in connection with the consummation of the transactions contemplated hereby, including all related fees and expenses, and are sufficient for the satisfaction of all of the Purchaser’s obligations under this Agreement, as applicable.

Section 3.8         ERISA. The Purchaser does not hold, and no part of the funds used by the Purchaser to acquire any Purchased Shares constitutes, “plan assets” (within the meaning of Section 3(42) of ERISA).

Section 3.9          No Additional Representations. The Purchaser acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Article II (as modified by the Disclosure Letter) and in any certificate delivered by the Company in connection with this Agreement, neither the Company nor any other Person, makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Purchaser, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties. In particular, without limiting the foregoing disclaimer, the Purchaser acknowledges and agrees, on behalf of itself and its Affiliates, that neither the Company nor any other Person, makes or has made any representation or warranty with respect to, and the Purchaser, on behalf of itself and its Affiliates, hereby disclaims reliance upon (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its Subsidiaries or their respective business, or (b) without limiting the representations and warranties made by the Company in Article II, any information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. To the fullest extent permitted by applicable law, without limiting the representations and warranties contained in Article II, other than in the case of fraud, neither the Company nor any of its Subsidiaries shall have any liability to any Purchaser or its Affiliates or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by the Company or its Subsidiaries to the Purchaser or its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement.

Article IV

COVENANTS OF THE PARTIES

Section 4.1           Board of Directors.

(a)               Upon the Closing, the Purchaser Representative shall have the right to nominate for election or appointment, one director to the Board of Directors (the “Series C Director”). Effective as of the Closing, the Board of Directors shall increase the size of the Board of Directors in order to elect or appoint Ram Jagannath as the initial Series C Director and take all actions necessary or appropriate to appoint the Series C Director as a director of the Board of Directors effective as of the Closing Date.

(b)               Thereafter, for so long as the Purchaser Parties (as defined below) hold at least 66.67% of the Series C Preferred Stock issued at the Closing, the Purchaser Representative (as defined below) on behalf of the Purchaser Parties shall have the right to nominate one person for election to the Board of Directors (a “Purchaser Nominee”) each year. If the Purchaser Representative has the right to so nominate a Purchaser Nominee in a given year, the Company shall, at the annual meeting of the stockholders of the Company during such year, nominate the Purchaser Nominee for election to the Board of Directors, recommend that the holders of the Company’s voting stock vote in favor of such Purchaser Nominee and use reasonable best efforts to cause the Purchaser Nominee to be elected to the Board of Directors; provided, however, that the Purchaser Nominee shall comply with the corporate governance principles and practices of the Company as in effect from time to time and applicable to directors generally (the “Governance Principles”). Without the prior written consent of the Purchaser Representative, so long as the Purchaser Representative is entitled to designate any Purchaser Nominee for election to the Board of Directors in accordance with this Section 4.1, the Board of Directors shall not cause the removal of any Series C Director from his or her directorship (except as required by law or the Company’s organizational documents), unless (x) the Purchaser Parties cease to hold the minimum percentage of the Series C Preferred Stock that entitles it to nominate the Purchaser Nominee as provided above or (y) the Purchaser Parties request in writing the removal of the Series C Director. If, following election to the Board of Directors, the Purchaser Nominee resigns, is removed, or is otherwise unable to serve for any reason (including as a result of death or disability) and the Purchaser Parties then have the right to nominate a Purchaser Nominee, then, subject to compliance with the Governance Principles, the Purchaser shall be entitled to designate a replacement Purchaser Nominee, and the Board of Directors shall cause such replacement Purchaser Nominee to fill such vacancy and to be appointed to the Board of Directors. If Purchaser Nominee is not re-elected and the Purchaser still has the right to nominate such Purchaser Nominee, then, subject to compliance with the Governance Principles, the Purchaser Parties shall be entitled to designate a replacement Purchaser Nominee, and the Board of Directors shall use its reasonable best efforts to elect such replacement Purchaser Nominee to the Board of Directors. In the event that the Purchaser Parties cease to hold the minimum percentage of the Series C Preferred Stock that entitles it to nominate the Purchaser Nominee as provided above, if requested by the Board of Directors, the Purchaser Parties shall use reasonable best efforts to have such Purchaser Nominee resign as a director.

(c)              The Series C Director or Purchaser Nominee, as applicable, shall be entitled to (i) reimbursement of expenses and indemnification in the same manner and to the same extent as the other members of the Board of Directors, in accordance with the Company’s organizational documents and applicable Nevada law and including on the basis of the Company’s director indemnification agreement, and (ii) unless waived by the Series C Director, cash and equity compensation in the same manner and to the same extent as other non-executive members of the Board of Directors, which shall be payable to the Series C Director or such Person as designated by the Series C Director. Any director minimum ownership requirements shall be deemed satisfied in respect of the Series C Director or Purchaser Nominee, as applicable, by the Purchased Shares, or any Conversion Shares, as applicable, held by the Purchaser Parties or one or more of their respective Affiliates. The Company acknowledges and agrees that it is the indemnitor of first resort (i.e., its obligations to the Series C Directors are primary and any obligation of the Purchaser Parties or their Affiliates to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Series C Director are secondary).

Section 4.2           Restrictions on Transfer.

(a)               For a period of one (1) year after the Closing, the Purchaser shall not Transfer (including, for the avoidance of doubt, in connection with obtaining any Permitted Loan) any of the Purchased Preferred Shares to any Person without the consent of the Company; provided, however, that, without the consent of the Company, a Purchaser may Transfer Purchased Preferred Shares (i) to a Permitted Transferee of the Purchaser that agrees to be bound by the terms of this Agreement pursuant to a written agreement in form and substance reasonably satisfactory to the Company (and upon such Transfer the Permitted Transferee shall become a “Purchaser” for purposes of this Agreement (including this Section 4.2)); (ii) pursuant to a tender or exchange offer, merger, consolidation, division, acquisition, reorganization or recapitalization involving the Company; or (iii) following the date the Company commences a voluntary case under Title 11 of the United States Bankruptcy Code or any other similar insolvency laws.

(b)              At no time shall a Purchaser knowingly Transfer any Purchased Preferred Shares or Conversion Shares to (i) any Company Competitor, or (ii) any Person who is reasonably known to have engaged in activist campaigns in the three years prior to the date of any such proposed Transfer by stating an intention to or actually attempting to (pursuant to proxy solicitation, tender or exchange offer or other means) obtain a seat on the board of directors of a company or effecting a significant change within such company, in each case, that was publicly opposed by the board of directors of such company; provided, that the restrictions set forth in this Section 4.2(b) shall not apply to Transfers into the public market pursuant to a bona fide, broadly distributed public offering, in each case made pursuant to the Registration Rights Agreement or through a bona fide sale to the public without registration effectuated pursuant to Rule 144 under the Securities Act or in connection with a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any change of control transaction involving the Company or any Subsidiary thereof.

(c)               “Permitted Loan” means any total return swap or bona fide loan or other financing arrangement, in each case entered into with a nationally recognized financial institution, including a pledge to such a financial institution to secure a bona fide debt financing and any foreclosure by such financial institution or transfer to such financial institution in lieu of foreclosure and subsequent sale of the securities, as long as such financial institution agrees with the relevant Purchaser Party and the Company that following such foreclosure or in connection with such Transfer it shall not knowingly directly or indirectly Transfer (other than pursuant to Transfers into the public market pursuant to a bona fide, broadly distributed public offering, in each case made pursuant to a registration statement or through a bona fide sale to the public without registration effectuated pursuant to Rule 144 under the Securities Act or in connection with a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any change of control transaction involving the Company or any Subsidiary thereof) such foreclosed or Transferred, as the case may be, Common Stock or Series C Preferred Stock to a Company Competitor without the Company’s consent (such agreement by the relevant financial institution, the “Foreclosure Limitations”). Any Permitted Loan entered into by a Purchaser Party or its Affiliates shall be with one or more financial institutions reasonably acceptable to the Company and, except as specified above, nothing contained in this Agreement or the Registration Rights Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities’ affiliate) or collateral agent to foreclose upon, or accept a Transfer in lieu of foreclosure, and sell, dispose of or otherwise Transfer the Common Stock, the Series C Preferred Stock and/or shares of Common Stock issued upon conversion of Series C Preferred Stock (including shares of Common Stock received upon conversion or redemption of the Series C Preferred Stock following foreclosure or Transfer in lieu of foreclosure on a Permitted Loan) mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default under a Permitted Loan. Subject to the preceding provisions of this clause (c), in the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or any Affiliate of the foregoing exercises any rights or remedies in respect of the Series C Preferred Stock or the shares of Common Stock issuable or issued upon conversion of the Series C Preferred Stock or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or affiliate of any of the foregoing (other than, for the avoidance of doubt, a Purchaser Party or its Affiliates) shall be entitled to any rights or have any obligations or be subject to any transfer restrictions or limitations hereunder.

(d)               In any event, Restricted Securities shall not be Transferred except upon the conditions specified in Section 4.3, which conditions are intended to ensure compliance with the provisions of the Securities Act. Any attempted Transfer in violation of this Section 4.2 shall be void ab initio.

(e)               At the Closing, the Purchaser shall deliver to the Company a duly executed, valid, accurate and properly completed Internal Revenue Service (“IRS”) Form W-9 certifying that the Purchaser is a U.S. person and with the effect that the Company can make dividend payments to the Purchaser (or its nominee) without deduction or withholding for any U.S. federal withholding taxes (the “Tax Form Requirements”). The Purchaser agrees that if the information provided on any IRS Form W-9 previously delivered by the Purchaser changes, or if a lapse in time or change in circumstances renders the information on such IRS Form W-9 obsolete, expired or inaccurate in any material respect, the Purchaser shall promptly inform the Company and deliver promptly an updated IRS Form W-9.

Section 4.3           Restrictive Legends.

(a)               Each certificate representing the Purchased Shares or Conversion Shares (unless otherwise permitted by the provisions of Section 4.2(b) or Section 4.3(d)) shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

“THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(b)               In addition, for so long as the Purchased Preferred Shares or Conversion Shares are subject to the restrictions set forth in Section 4.2, each certificate representing the Purchased Preferred Shares or Conversion Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SECURITIES PURCHASE AGREEMENT. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF SUCH SECURITIES PURCHASE AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.”

(c)               The Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Purchased Shares or the Conversion Shares in order to implement the restrictions on transfer set forth in this Section 4.3.

(d)               Prior to any proposed Transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed Transfer, a Purchaser shall give written notice to the Company of such Purchaser’s intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and shall be accompanied by either (i) an opinion of legal counsel reasonably satisfactory to the Company to the effect that the proposed Transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) any other evidence reasonably satisfactory to counsel to the Company, whereupon such Purchaser shall be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by such Purchaser to the Company. Notwithstanding the foregoing (i) in the event a Purchaser shall give the Company a representation letter containing such representations as the Company shall reasonably request, the Company will not require such legal opinion or such other evidence (A) in a routine sales transaction in compliance with Rule 144 under the Securities Act, (B) in any transaction in which a Purchaser that is a corporation distributes Restricted Securities solely to its majority owned subsidiaries or Affiliates for no consideration or (C) in any transaction in which a Purchaser that is a partnership or limited liability company distributes Restricted Securities solely to its Affiliates (including affiliated fund partnerships), or partners or members of the Purchaser or its Affiliates for no consideration and (ii) the requirements of the preceding sentence shall not apply to (x) any pledge of Preferred Stock, Conversion Shares or Common Stock pursuant to a Permitted Loan, or (y) any foreclosure upon, or acceptance of a Transfer in lieu of foreclosure, or any sale, disposition of or other Transfer of Common Stock, the Series C Preferred Stock and/or shares of Common Stock issued upon conversion of Series C Preferred Stock (including shares of Common Stock received upon conversion or redemption of the Series C Preferred Stock following foreclosure or Transfer in lieu of foreclosure on a Permitted Loan) by any lender (or its securities’ affiliate) or collateral agent under a Permitted Loan (which shall instead be governed by the terms of any applicable Issuer Agreements). Each certificate evidencing the Restricted Securities transferred shall bear the appropriate restrictive legend set forth in Section 4.3 above, except that such certificate shall not bear the first such restrictive legend if such legend is not required in order to establish compliance with any provisions of the Securities Act. Each certificate evidencing the Restricted Securities transferred shall bear the appropriate restrictive legend set forth in Section 4.3 above, except that such certificate shall not bear the first such restrictive legend if such legend is not required in order to establish compliance with any provisions of the Securities Act. Upon the request of a Purchaser of a certificate bearing the first such restrictive legend and, if necessary, the appropriate evidence as required by clause (i) or (ii) above, the Company shall promptly remove the first such restrictive legend from such certificate and from the certificate to be issued to the applicable transferee if such legend is not required in order to establish compliance with any provisions of the Securities Act and a Purchaser promptly Transfers the Purchased Shares or Conversion Shares. If a Purchaser holds a certificate bearing the second restrictive legend, the Company shall promptly remove such restrictive legend from such certificate when the provisions of Section 4.2 are no longer applicable to the applicable Purchased Shares or Conversion Shares.

Section 4.4         Standstill. Except as otherwise provided in this Agreement or the Certificate of Designation, so long as the Purchaser Representative has the right to designate or nominate a director to the Board of Directors pursuant to Section 4.1, without the prior written consent of the Company, it will not at any time, nor will it cause or permit any of its Affiliates to: (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any equity securities (or beneficial ownership thereof), rights or options to acquire any equity securities (or beneficial ownership thereof), or any securities convertible into or exchangeable for any such equity securities (or beneficial ownership thereof), of the Company, (ii) any tender or exchange offer, merger or other business combination involving the Company or its Subsidiaries or assets of the Company or its Subsidiaries constituting a significant portion of the consolidated assets of the Company and its Subsidiaries, or (iii) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company or any of its Affiliates; (b) otherwise act to seek representation on or to control or influence the management or policies of the Company or to obtain representation on the Board of Directors of the Company (beyond their right to do so based on their representation on the Board pursuant to Section 4.1); (c) submit any shareholder proposal to the Company, (d) publicly propose any change of control or other material transaction involving the Company or (e) support or encourage any third party in doing any of the foregoing; it being understood that nothing in this Section 4.4 shall (w) restrict or prohibit the Series C Director or Purchaser Nominee, as applicable, from taking any action, or refraining from taking any action, which he or she determines, in his or her reasonable discretion, is necessary or appropriate in light of his or her fiduciary duties as a member of the Board of Directors, (x) restrict or prohibit the making or submission to the Company and/or the Board of Directors any proposal by the Purchaser Parties that would not reasonably be expected to result in the Company being obligated to publicly disclose such proposal, (y) restrict or prohibit the Purchaser’s acquisition, disposition, sale or Transfer of the Purchased Shares (including the accretion of dividends thereon and any dividends payable in any other security) or Conversion Shares issuable upon conversion of the Purchased Shares, in each case, in accordance with the terms of this Agreement and the Certificate of Designation or (z) limit or restrict any Transfer pursuant to a Permitted Loan or any foreclosure thereunder or Transfer in lieu of a foreclosure thereunder.

Section 4.5           Confidentiality.

(a)               The Purchaser shall keep all Confidential Information confidential and shall not, without the Company’s prior written consent, disclose any Confidential Information in any manner whatsoever, in whole or in part and the Purchaser shall not use any Confidential Information, other than in connection with the performance of its obligations hereunder or for purposes of monitoring, administering or managing the Purchaser Parties’ investment in the Company. The Purchaser may disclose the Confidential Information (i) to such of its Representatives who need to know the Confidential Information for such purpose, who are informed by the Purchaser of the confidential nature of the Confidential Information and directed to keep such Confidential Information confidential, (ii) to any prospective purchaser of Purchased Shares (and Conversion Shares) from such Purchaser Party or prospective financing sources in connection with the syndication and marketing of any Permitted Loan, as long as such prospective purchaser or lender agrees to be bound by substantially similar confidentiality or non-disclosure terms as are contained in this Agreement (with the Company as an express third party beneficiary of such agreement) or (iii) as may be reasonably necessary in connection with such Purchaser Party’s enforcement of its rights in connection with this Agreement or its investment in the Company. The Purchaser shall be responsible for any non-compliance with this Section 4.5 by its Representatives or any such prospective purchaser.

(b)               In the event that the Purchaser or any of its Representatives is required or requested by applicable law (including oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any of the Confidential Information, the Purchaser will provide the Company with prompt notice (unless such notification is prohibited by applicable law and other than in connection with a routine audit or examination by, or a blanket document request from, a regulatory or governmental entity that does not reference the Company or this Agreement) so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 4.5. In the event that such a protective order or other remedy is not obtained, that no such notice is required to be provided to the Company or that the Company waives compliance with the provisions of this Section 4.5, the Purchaser may disclose such Confidential Information without liability hereunder. The confidentiality letter agreement, dated June 6, 2020, by and between Blackstone Tactical Opportunities Advisors L.L.C. and the Company (the “Confidentiality Agreement”) shall terminate simultaneously with the Closing.

Section 4.6           Financial Statements and Other Information.

(a)               For so long as the Purchaser Parties collectively hold record and beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than five percent (5%) of the outstanding shares of the Company’s Common Stock (which shall be determined assuming the conversion of all of the shares of Series C Preferred Stock), the Company shall deliver to the Purchaser Parties:

(i)                within 90 days after the end of each fiscal year of the Company, (A) an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, (B) an audited, consolidated income statement of the Company and its Subsidiaries for such fiscal year and (C) an audited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal year;

(ii)              within 45 days after the end of each of the first three quarters of each fiscal year of the Company, (A) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, (B) an unaudited, consolidated income statement of the Company and its Subsidiaries for such fiscal quarter and (C) an unaudited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal quarter; and

(iii)              reasonable access, to the extent reasonably requested by the Purchaser Parties, to discuss the Company and its Subsidiaries and their affairs, finances and matters related to capital structure and financing with its and their officers, all upon reasonable notice and at reasonable times at the Company’s principal place of business; provided that any access pursuant to this Section 4.6 shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries.

(b)               Notwithstanding the foregoing, financial statements and other reports required to be delivered pursuant to this Section 4.6 filed by the Company with the SEC and available on EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR) shall be deemed to have been delivered to the Purchaser Parties on the date on which the Company posts such documents to EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR).

(c)               Notwithstanding anything to the contrary contained in this Section 4.6, the Company shall not be required to furnish information or reports or provide access to their books and records pursuant to this Section 4.6 if the Company determines in good faith that declining to furnish such information or reports or provide such access is reasonably necessary to preserve the attorney-client privilege or to protect highly confidential or proprietary information.

(d)               During the period from the date hereof through the Closing, subject to Purchaser’s obligations under the Confidentiality Agreement, the Company shall, and shall cause its Subsidiaries to, afford to the officers, employees and authorized Representatives of the Purchaser (including independent public accountants and attorneys) reasonable access during normal business hours, upon reasonable advance notice, to the offices, properties, assets and business, regulatory and financial records of the Company and its Subsidiaries and shall furnish to Buyer or such authorized representatives such additional information concerning the Company and its Subsidiaries (including any businesses to be acquired by the Company or its Subsidiaries) as shall be reasonably requested; provided, however, that the Company shall not be required to violate any obligation of confidentiality, order or applicable law to which it or its Subsidiaries is subject or to waive any privilege which any of them may possess in discharging its obligations pursuant to this Section 4.6(d) (but in such event the Company shall use commercially reasonable efforts to cooperate with the Purchaser to seek an appropriate remedy to permit the access contemplated hereby). Purchaser hereby acknowledges and agrees that any investigation pursuant to this Section 4.6(d) shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company.

(e)               For so long as the Purchaser Parties have the right, pursuant to Section 4.1(b), to nominate the Purchaser Nominee for election to the Board of Directors, the Company shall deliver to the Purchaser Parties through the Series C Director copies of all material, substantive materials provided to the Board at substantially the same time as provided to the directors of the Company.

Section 4.7           Antitakeover Provisions; Other Actions.

(a)               Antitakeover Provisions. The Company and the Board of Directors shall (i) take all actions necessary so that no Antitakeover Provision becomes applicable to this Agreement or the Purchaser’s acquisition, or the Company’s issuance, of the Purchased Shares and the Conversion Shares in accordance with this Agreement and the Certificate of Designation, and (ii) if any such Antitakeover Provision becomes applicable thereto to any extent or in any regard, to take all actions necessary so that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement, the Registration Rights Agreement and the Certificate of Designation, and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize to the greatest extent possible the effects of any such Antitakeover Provision thereupon or upon the transactions contemplated thereby.

(b)              Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require or obligate the Sponsor and its respective Affiliates and any investment funds or investment vehicles affiliated with, or managed or advised by, the Sponsor or any portfolio company (as such term is commonly understood in the private equity industry) or investment of the Sponsor or of any such investment fund or investment vehicle to propose, negotiation, commit to, and/or effect, by consent decree, holder separate order, or otherwise, the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise) of such assets, properties, or businesses of the Sponsor or any of its respective Affiliates, Subsidiaries, investment funds, or portfolio companies, in order to avoid the entry of any decree, judgment, injunction (permanent or preliminary), or any other order that would make the transactions contemplated by this Agreement unlawful or would otherwise materially delay or prevent the consummation of the Contemplated Transactions.

Section 4.8                Voting Agreement. For so long as the Purchaser has the right to designate or nominate a director to the Board of Directors pursuant to Section 4.1, at each meeting of the stockholders of the Company and at every postponement or adjournment thereof, each Purchaser shall take such action as may be required so that all of the Purchased Shares, Conversion Shares or other shares of Common Stock owned, directly or indirectly, of record or beneficially by the Purchaser and entitled to vote at such meeting of stockholders are voted (a) in favor of each director nominated and recommended by the Board of Directors for election at any such meeting, (b) against any stockholder nomination for director that is not approved and recommended by the Board of Directors for election at any such meeting, (c) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board of Directors or the Compensation Committee of the Board of Directors (or any successor committee, however denominated), (d) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (e) in favor of the Company’s proposal for amendment of its organizational documents in a manner that does not have an adverse effect on the holders of Series C Preferred Stock to increase number of authorized shares of capital stock of the Company, but no Purchaser shall be under any obligation to vote in the same manner as recommended by the Board of Directors or in any other manner, other than in its sole discretion, with respect to any other matter. In furtherance of the foregoing, for so long as the Purchaser has the right to designate or nominate a director to the Board of Directors pursuant to Section 4.1, the Purchaser shall take such action as may be required so that the Purchaser is present, in person or by proxy, at each meeting of the stockholders of the Company and at every postponement or adjournment thereof so that all of the Purchased Shares, Conversion Shares or other shares of Common Stock owned, directly or indirectly, of record or beneficially by the Purchaser may be counted for the purposes of determining the presence of a quorum and voted in accordance with the terms and conditions of this Section 4.8.

Section 4.9            Tax Matters.

(a)               USRPHC Status. At the Purchaser’s request from time to time while the Purchaser owns an equity interest in the Company, the Company shall use commercially reasonable efforts to determine as promptly as practicable whether it is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (a “USRPHC”) and shall promptly notify the Purchaser in writing of its determination of its status as a USRPHC (and if in connection with a sale, shall promptly provide to the Purchaser a statement in accordance with Treasury Regulations Section 1.897-2(h)(1) where it determines the interest being sold is not a United States real property interest within the meaning of Section 897 of the Code).

(b)               Purchase Price Allocation and Tax Treatment. The Company and Purchaser hereby agree that the Purchase Price payable hereunder shall be allocated among the Purchased Shares as follows: $250,000,000 shall be allocated to the Series C Preferred Stock and $25,000,000 shall be allocated to the Common Stock. The Company acknowledges and agrees that none of the Purchased Shares are “preferred stock” for purposes of Section 305 of the Code, and shall not take an inconsistent position with respect to the Purchased Shares for U.S. federal income tax purposes.

Section 4.10        Nasdaq Listing. Promptly following the execution of this Agreement, the Company shall apply to cause the Purchased Common Stock and Conversion Shares to be approved for listing on the Nasdaq Stock Market, subject to official notice of issuance. The Company shall use its reasonable best efforts to maintain the listing of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of the Conversion Shares. In accordance with the Certificate of Designation, the Company shall cause a number of shares of Common Stock equal to the total number of Conversion Shares to be authorized, reserved, and kept available at all times, free and clear of preemptive rights and all liens, to allow for full conversion of the Series C Preferred Stock in accordance with the terms thereof. From time to time following the Closing Date, the Company shall cause the number of shares of Common Stock issuable upon conversion or redemption of the then outstanding shares of Series C Preferred Stock to be approved for listing on the Nasdaq Stock Market. The Company shall pay all fees and expenses in connection with satisfying the obligations under this Section 4.10.

Section 4.11        State Securities Laws. The Company shall use its reasonable best efforts to (a) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of Common Stock and/or Series C Preferred Stock and (b) cause such authorization, approval, permit or qualification to be effective as of the Closing and as of any conversion of Series C Preferred Stock.

Section 4.12        Section 16b-3 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction or otherwise or if there is any event or circumstance that may result in the Purchaser and each Permitted Transferee of the Purchaser to whom shares of Preferred Stock or Common Stock issued upon conversion of shares of Preferred Stock are transferred pursuant to Section 4.2 or Common Stock issued under this Agreement (the “Purchaser Parties”), their respective Affiliates and/or the Series C Director being deemed to have made a disposition or acquisition of the Preferred Stock or Common Stock issued or issuable upon conversion of shares of Common Stock or the Common Stock issued under this Agreement for purposes of Section 16 of the Exchange Act, and if the Series C Director is serving on the Board at such time or has served on the Board during the preceding six (6) months (i) the Board or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act will pre-approve such acquisition or disposition of the Preferred Stock or Common Stock issued or issuable upon conversion of shares of Common Stock or the Common Stock issued under this Agreement for the express purpose of exempting the Purchaser Parties’, their respective Affiliates’ and the Series C Director’s interests (for the Purchaser Parties and/or their respective Affiliates, to the extent such persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by the Purchaser Parties, their respective Affiliates, and/or the Series C Director of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Purchaser Parties or their respective Affiliates will serve on the board of directors (or its equivalent) of such other issuer pursuant to the terms of an agreement to which the Company is a party (or if the Purchaser Parties notify the Company of such service a reasonable time in advance of the closing of such transactions), then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Purchaser Parties’, their respective Affiliates’ and the Series C Director (for the Purchaser Parties and/or their respective Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Section 4.13        Negative Covenants. Except as set forth on Section 4.13 of the Disclosure Letter or as contemplated by the Chart Purchase Agreement, from the date of this Agreement through the Closing, the Company and its Subsidiaries shall use their reasonable best efforts to operate their businesses in the ordinary course, and, without the prior written consent of the Purchaser Parties (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not and shall cause its Subsidiaries not to:

(a)               take any action that would require the consent of the Holders (as defined in the Certificate of Designation) pursuant to Section 9(a)(ii) of the Certificate of Designation;

(b)              redeem, purchase, repurchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests, except in the ordinary course of business pursuant to the terms of the Stock Plans or Company benefit plans;

(c)               establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests;

(d)               split, combine, subdivide, recapitalize, reclassify or like change to any shares of its capital stock or other equity or voting interests;

(e)               amend, supplement or otherwise change, or waive any provision of, the Company’s Articles of Incorporation, Bylaws (except as and to the extent contemplated by Section 2.23(b) or Section 4.7(a)) or other organizational documents or make any material amendments or changes to the organizational documents of any of the Company’s Subsidiaries or take or authorize any action to wind up its affairs or dissolve;

(f)                make any material change in the Company’s or its Subsidiaries’ financial accounting principles, except as required by changes in GAAP (or any interpretation thereof) or in applicable Law; or

(g)               agree, authorize or commit to do any of the foregoing.

Section 4.14        Sponsor.

(a)               Notwithstanding anything to the contrary set forth in this Agreement, none of the terms or provisions of this Agreement (including, for the avoidance of doubt, Section 4.2 and Section 4.4) shall in any way limit the activities of The Blackstone Group Inc. (the “Sponsor”) or any of its Affiliates (collectively, the “Sponsor Group”), other than the Purchaser Parties, in their businesses distinct from the corporate private equity business of Sponsor (the “Excluded Sponsor Parties”), so long as (i) no such Excluded Sponsor Party or any of its Representatives is acting on behalf of or at the direction of any Purchaser Party with respect to any matter that otherwise would violate any term or provision of this Agreement and (ii) no Confidential Information is made directly available to any Excluded Sponsor Party or any of its Representatives who are not involved in the corporate private equity business of Sponsor by or on behalf of any Purchaser Party or any of their Representatives, except with respect to any such Representative who is (x) compliance personnel for compliance purposes and (y) non-compliance personnel of Sponsor who are directors or officers of, or function in a similar oversight role at, such Affiliate as long as Confidential Information is not otherwise disclosed to such Affiliate.

(b)               The Purchaser Parties and the Company hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that, to the maximum extent permitted by law, when the Purchaser Parties take any action under this Agreement to give or withhold their consent, the Purchaser Parties shall have no duty (fiduciary or other) to consider the interests of the Company or the other stockholders of the Company and may act exclusively in their own interest; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement. For the avoidance of doubt, the foregoing sentence shall not limit or otherwise affect the fiduciary duties of the Series C Director.

(c)               The Purchaser Parties and the Company hereby agree and acknowledge that, subject to applicable law, the Series C Director may share Confidential Information with the Purchaser Parties.

Section 4.15        Use of Proceeds The Company shall use the proceeds from the issuance and sale of the Purchased Shares for working capital, inventory development, global infrastructure buildout and facilities expansion, sales and marketing and, potentially, acquisitions with strategic impact, including in connection with the acquisition contemplated by the Chart Purchase Agreement.

Section 4.16        Corporate Actions.

(a)               If any occurrence since the date of this Agreement until the Closing would have resulted in an adjustment to the Conversion Price pursuant to the Certificate of Designation if the Series C Preferred Stock had been issued and outstanding since the date of this Agreement, the Company shall adjust the Conversion Price, effective as of the Closing, in the same manner as would have been required by the Certificate of Designation if the Series C Preferred Stock had been issued and outstanding since the date of this Agreement.

(b)               The Company shall not adopt any stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan that prohibits the Purchaser Parties from taking any of the actions permitted by this Agreement under Section 4.2 or the Certificate of Designation.

(c)               The Company shall, upon the Purchaser’s reasonable request, reasonably consult with the Purchaser in connection with the matters set forth on Section 4.16(c) of the Disclosure Letter.

(d)               Prior to the Closing. the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), terminate or make any amendment, supplement, waiver or other modification to the purchase agreement entered into by the Company in connection with the acquisition of CryoPDP (such agreement, the “CryoPDP Purchase Agreement” and the transactions contemplated thereby, the “CryoPDP Acquisition”) in a manner that would be materially adverse to the Purchaser; provided that the parties hereto agree that (x) any termination of the CryoPDP Purchase Agreement by mutual consent of the parties thereto shall be deemed materially adverse to the Purchaser and (y) any termination of the CryoPDP Purchase Agreement by the Company for failure of the CryoPDP Acquisition to close by the outside date of the CryoPDP Purchase Agreement or for material breach shall not be deemed to be materially adverse to the Purchaser.

Section 4.17        Chart Acquisition. At and prior to Closing, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), make any amendment, supplement, waiver or other modification to the Chart Purchase Agreement in a manner that would be materially adverse to the Purchaser. Without limiting the foregoing, the parties agree that it shall be materially adverse to Purchaser to make any amendment, supplement, waiver or other modification to the Chart Purchase Agreement to (a) increase the Purchase Price (as defined in the Chart Purchase Agreement), (b) modify or waive the conditions to the Closing (as defined in the Chart Purchase Agreement) set forth in Article IX of the Chart Purchase Agreement or (c) change in a manner adverse to the Company the scope or nature of the Assets or Liabilities to be transferred, assumed or retained in connection with the Acquisition. Upon the Purchaser’s request to the Company in writing, the Company shall reasonably inform the Purchaser regarding the transactions contemplated by the Chart Acquisition Agreement, including the status thereof, the expected timing of the Closing, the anticipated date of the Closing and any developments that would reasonably be expected, individually or in the aggregate, to materially delay the Closing or make the Closing unlikely to occur. The Company shall provide the Purchaser with no less than ten (10) Business Days’ written notice of the anticipated Closing Date. The Company will deliver or otherwise make available to the Purchaser (A) copies of the executed Chart Purchase Agreement (including any amendments, modifications, waivers or other changes thereto), (B) financial statements for the business being acquired and (C) any other information or diligence documents that the Purchaser reasonably requests. The Company shall make its and its Subsidiaries’ relevant personnel and Representatives involved in the Acquisition available to the Purchaser and their Representatives upon reasonable request and during normal business hours to discuss the Acquisition.

Section 4.18        Corporate Opportunities. In recognition and anticipation that (1) certain directors, principals, officers, employees and/or other representatives of the Purchaser Parties and their Affiliates may serve as directors, officers or agents of the Company, (2) the Purchaser Parties and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage or proposes to engage, and (3) members of the Board who are not employees of the Company or its subsidiaries (the “Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage or proposes to engage, the provisions of this Section 4.18 are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve the Purchaser Parties, the Non-Employee Directors or their respective Affiliates, as applicable, and the powers, rights, duties and liabilities of the Company and its directors, officers and stockholders in connection therewith. None of (1) the Purchaser Parties or any of their Affiliates, or (2) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Company in both his or her director and officer capacities) or his or her Affiliates (the Persons identified in (1) and (2) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from, directly or indirectly, (A) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (B) otherwise competing with the Company or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates. Subject to the following sentence, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty as a stockholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person or does not communicate information regarding such corporate opportunity to the Company. Notwithstanding the foregoing, the Company does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Company) if such opportunity is offered to such person solely in his or her capacity as a director or officer of the Company, and the prior sentence shall not apply to any such corporate opportunity. In addition to and notwithstanding the foregoing provisions of this Agreement or anything to the contrary in the Certificate of Designation, to the fullest extent permitted by law, a potential corporate opportunity shall not be deemed to be a corporate opportunity for the Company if it is a business opportunity that (1) the Company is neither financially or legally able, nor contractually permitted to undertake, (2) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company, or (3) is one in which the Company has no interest or reasonable expectancy.

Section 4.19        Financing Cooperation. If requested by the Purchaser Parties, the Company will provide the following cooperation in connection with the Purchaser Parties obtaining any Permitted Loan following the Closing: (i) using good faith and commercially reasonable efforts to negotiate entering into an issuer agreement (an “Issuer Agreement”) with each lender in customary form in connection with such transactions (which agreement may include, without limitation, agreements and obligations of the Company relating to procedures and specified time periods for effecting Transfers and/or conversions upon foreclosure, agreements to not intentionally hinder or delay exercises of remedies on foreclosure, acknowledgments regarding corporate policy, if applicable, certain acknowledgments regarding securities law status of the pledge arrangements and a specified list of Company Competitors) and subject to the consent of the Company (which will not be unreasonably withheld or delayed), with such changes thereto as are requested by such lender and customary for similar financings, (ii) using commercially reasonable efforts to (A) remove any restrictive legends on certificates representing pledged Series C Preferred Stock, Conversion Shares or Common Stock and depositing such pledged Series C Preferred Stock, Conversion Shares or Common Stock in book entry form on the books of The Depository Trust Company, when eligible to do so (for the avoidance of doubt, shares of Common Stock will not be considered so eligible prior to the date the lender has a valid one year “holding period” (as defined in Rule 144) in such shares of Common Stock) or (B) without limiting the generality of clause (A), if such Series C Preferred Stock or Common Stock is eligible for resale under Rule 144A, depositing such pledged Series C Preferred Stock or Common Stock in book entry form on the books of The Depository Trust Company or other depository with customary Rule 144A restrictive legends in lieu of the legends specified in Section 4.3 above, (iii) if so requested by such lender or counterparty, as applicable, (x) re-issuing the pledged Series C Preferred Stock, Conversion Shares or Common Stock in certificated form in the name of a Purchaser Party or its Affiliates and/or (y) re-registering the pledged Series C Preferred Stock, Conversion Shares or Common Stock in certificated form or in book-entry form, as so requested, in the name of the relevant lender, counterparty, custodian or similar party to a Permitted Loan, with respect to Permitted Loans solely as securities intermediary and only to the extent a Purchaser Party or its Affiliates continues to beneficially own such pledged Series C Preferred Stock, Conversion Shares or Common Stock, and (iv) such other cooperation and assistance as the Purchaser Parties may reasonably request (which cooperation and assistance, for the avoidance of doubt, shall not include any requirements that the Company deliver information, compliance certificates or any other materials typically provided by borrowers to lenders) that will not unreasonably disrupt the operation of the Company’s business, in the cases of clauses (ii) and (iii), subject to receipt of customary legal opinions and certificates and the satisfaction of any relevant requirements of the Company’s transfer agent. Notwithstanding anything to the contrary in the preceding sentence, the Company’s obligation to deliver an Issuer Agreement is conditioned on (i) the relevant Purchaser Party certifying to the Company in writing that (A) the loan agreement with respect to which the Issuer Agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, such Purchaser Party has pledged Common Stock or the Series C Preferred Stock and/or the underlying shares of Common Stock as collateral to the lenders under such Permitted Loan and that the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement, (B) to the extent applicable, whether the registration rights under the Registration Rights Agreement are being assigned to the lenders under that Permitted Loan and (C) such Purchaser Party acknowledges and agrees that the Company will be relying on such certificate when entering into the Issuer Agreement and any inaccuracy in such certificate will be deemed a breach of this Agreement and (ii) the Issuer Agreement containing customary representations, warranties and covenants for the benefit of the Company from the relevant Purchaser Party and the lender reasonably satisfactory to the Company (including, for the avoidance of doubt, an undertaking of the lender to sell any pledged Series C Preferred Stock and/or common stock in compliance with the Foreclosure Limitations). The Purchaser Parties acknowledge and agree that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and the Purchaser Parties under this Agreement the Purchaser Parties shall not be entitled to use the statements and agreements of the Company in an Issuer Agreement against the Company.

Article V

CONDITIONS TO THE PARTIES’ OBLIGATIONS

Section 5.1            Conditions of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable Law) by the Purchaser, on or prior to the Closing Date, of each of the following conditions precedent:

(a)               Representations and Warranties. (i) Each of the representations and warranties of the Company contained in Article II of this Agreement (other than Sections 2.1 (Organization and Power), 2.2(a) (Authorization), 2.4(a) and (b) (Authorized and Outstanding Stock) and 2.22(b) (Absence of Certain Changes) of this Agreement) shall be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “Material Adverse Effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) each of the representations and warranties of the Company contained in Sections 2.1 (Organization and Power), 2.2(a) (Authorization) and 2.4(a) and (b) (Authorized and Outstanding Stock) of this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time) and (iii) the representations and warranties of the Company contained in Section 2.22(b) (Absence of Certain Changes) of this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b)               Covenants. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c)               Certificate of Designation. The Certificate of Designation shall have been duly filed with the Nevada Secretary of State and a certified copy shall have been delivered to the Purchaser.

(d)               Chart Purchase Agreement. The Acquisition shall have been consummated or shall be consummated substantially simultaneously with the Closing on the terms and conditions contemplated by the Chart Purchase Agreement (subject to any amendments, supplements, waivers or other modifications but only to the extent permitted by Section 4.17 or otherwise consented to in writing by the Purchaser).

(e)               VCOC Letter Agreement. The Purchaser shall have received a duly executed VCOC Letter Agreement, in the form of Exhibit E hereto,

(f)                Officer’s Certificate. The Purchaser shall have received a certificate signed on behalf of the Company by a duly authorized officer certifying to the effect that the conditions set forth in Section 5.1(a), (b) and (d) have been satisfied.

Section 5.2            Conditions of the Company. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable Law) by the Purchaser, on or prior to the Closing Date, of each of the following conditions precedent:

(a)               Representations and Warranties; Performance. (i) Each of the representations and warranties of the Purchaser contained in Article III of this Agreement (other than Sections 3.1 (Organization and Power) and 3.2 (Authorization, Etc.)) shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “material adverse effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchaser’s ability to consummate the transactions under this Agreement and the Registration Rights Agreement and (ii) each of the representations and warranties of the Purchaser contained in Sections 3.1 (Organization and Power) and 3.2 (Authorization, Etc.)) of this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time).

(b)               Covenants. The Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing.

(c)               Consideration for the Securities. The Purchaser shall have paid the purchase price of the Purchased Shares to be purchased by such Purchaser in full at the Closing by wire transfer of immediately available funds to an account designated in writing by the Company.

(d)               Certificate of Designation. The Certificate of Designation shall have been duly filed with the Nevada Secretary of State.

(e)               Chart Purchase Agreement. The Acquisition shall have been consummated or shall be consummated substantially simultaneously with the Closing on the terms and conditions contemplated by the Chart Purchase Agreement (subject to any amendments, supplements, waivers or other modifications but only to the extent permitted by Section 4.17 or otherwise consented to in writing by the Purchaser).

(f)                Officer’s Certificate. The Company shall have received a certificate signed on behalf of the Purchaser by a duly authorized officer certifying to the effect that the conditions set forth in Sections 5.2(a) and (b) have been satisfied.

Article VI

MISCELLANEOUS

Section 6.1            Survival. Except in the case of fraud, the representations and warranties of the parties contained in Article II and Article III hereof shall not survive and shall terminate automatically as of the Closing, and there shall be no liability in respect thereof, whether such liability has accrued prior to or after the Closing, on the part of any party or any of their respective Representatives. All other covenants and agreements of the parties contained herein shall survive the Closing in accordance with their terms.

Section 6.2            Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts of signature pages to this Agreement may be transmitted by PDF (portable document format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 6.3            Governing Law.

(a)               This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York (except to the extent that mandatory provisions of the laws of the State of Nevada are applicable), without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York.

(b)               Any dispute relating hereto shall be heard in the U.S. District Court for the Southern District of New York (and any federal appellate courts therefrom) (and to the extent such court declines jurisdiction, state court located in the Borough of Manhattan) (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties hereto agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of New York, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

(c)               Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.

(d)               Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 6.6 shall be deemed effective service of process on such Person.

(e)               Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 6.4            Entire Agreement; No Third Party Beneficiary. This Agreement and the Registration Rights Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

Section 6.5            Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees shall be paid by the party incurring such expenses, except that, upon consummation of the Closing, the Company shall reimburse the Purchaser for all reasonable and documented costs and expenses, including legal fees, expenses, financial advisor fees and expenses, other professional fees and expenses, and all reasonable out-of-pocket due diligence expenses, in an aggregate amount not to exceed one million dollars ($1,000,000), incurred by the Purchaser in connection with the transactions contemplated by this Agreement.

Section 6.6            Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in the foregoing clause (a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to the Company, to:

Cryoport, Inc.

112 Westwood Place, Suite 350

Brentwood, TN 37027

Attention:    (i) Jerrell Shelton, President, Chief Executive Officer, and
Chairman of the Board, (ii) Robert Stefanovich, Chief Financial Officer,
Treasurer and Corporate Secretary, and (iii) Tony Ippolito, Vice President
and General Counsel.
Email: JShelton@cryoport.com; RStefanovich@cryoport.com; and
TIppolito@cryoport.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626
Attention: Daniel Rees
Email: Daniel.Rees@lw.com

If to a Purchaser or to the Purchaser Representative, to:

BTO Freeze Parent L.P.
c/o The Blackstone Group Inc.
345 Park Avenue
New York, NY 10154
Attention: Ram Jagannath

Aaron Weiner

E-mail: Ram.Jagannath@Blackstone.com

 Aaron.Weiner@blackstone.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Ave
New York, New York 10017
E-mail: avernace@stblaw.com
Attention: Anthony F. Vernace

Section 6.7            Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned (a) in connection with a Transfer to a Permitted Transferee permitted by Section 4.2(a)(i) and (b) as collateral security to any lender to the Purchaser; provided that the rights and obligations of the Purchaser Parties under Sections 4.1, 4.6 and 4.12 shall not be assignable other than to a member of the Sponsor Group that becomes a Purchaser Party pursuant to the terms of this Agreement. No other assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 6.8            Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 6.9            Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 6.10        Interpretation; Absence of Presumption.

(a)               For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or”, “any” or “either” shall not be exclusive. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless, otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

(b)               With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

Section 6.11        Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

Section 6.12        Specific Performance. The parties hereto agree that irreparable damage could occur and that the a party may not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached. Accordingly, each party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein (including, for the avoidance of doubt, the right of the Company to specifically enforce the obligation of the Purchaser to cause the Equity Commitment to be funded and the purchase of the Purchased Shares to be consummated on the terms and subject to the conditions set forth in this Agreement), this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.13        Public Announcement. Subject to each party’s disclosure obligations imposed by applicable law or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Purchaser will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure. Notwithstanding the foregoing, this Section 6.13 shall not apply to any press release or other public statement made by the Company or a Purchaser (a) that is consistent with prior disclosure and does not contain any information relating to the transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made to its auditors, attorneys, accountants, financial advisors, limited partners or other Permitted Transferees. Notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreement, in no event shall either this Section 6.13 or any provision of the Confidentiality Agreement limit disclosure by any Purchaser Party and their respective Affiliates of ordinary course communications regarding this Agreement and the transactions contemplated by this Agreement to its existing or prospective general and limited partners, equityholders, members, managers and investors of any Affiliates of such Person, including disclosing information about the transactions contemplated by this Agreement on their websites in the ordinary course of business consistent with past practice.

Section 6.14        Purchaser Representative. Each Purchaser Party hereby consents to and authorizes (a) the appointment of BTO Freeze Parent L.P. as the Purchaser Representative hereunder (the “Purchaser Representative”) and as the attorney-in-fact for and on behalf of the Purchaser Party, and (b) the taking by the Purchaser Representative of any and all actions and the making of any decisions required or permitted by, or with respect to, this Agreement and the transactions contemplated hereby, including (i) the exercise of the power to agree to execute any consents under this Agreement and (ii) to take all actions necessary in the judgment of the Purchaser Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the transactions contemplated hereby. Each Purchaser Party shall be bound by the actions taken by the Purchaser Representative exercising the rights granted to it by this Agreement, and the Company shall be entitled to rely on any such action or decision of the Purchaser Representative. If the Purchaser Representative shall resign or otherwise be unable to fulfill its responsibilities hereunder, the Purchaser Parties shall appoint a new Purchaser Representative as soon as reasonably practicable by written consent of holders of a majority of the then outstanding Series C Preferred Stock and/or shares of Common Stock that were issued upon conversion of shares of Series C Preferred Stock beneficially owned by the Purchaser or Purchaser Parties that are successors or assigns of the Purchaser by sending notice and a copy of the duly executed written consent appointing such new Purchaser Representative to the Company.

Section 6.15        Non-Recourse. Any claim or cause of action based upon, arising out of, or related to this Agreement or the Equity Commitment Letter may only be brought against the entities that are expressly named as parties hereto or thereto (the “Contract Parties”) and then only with respect to the specific obligations of such party and subject to the terms, conditions and limitations set forth herein or therein. No Person other than the Contract Parties, including no member, partner, stockholder, unitholder, Affiliate or Representative thereof, nor any member, partner, stockholder, unitholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the Equity Commitment Letter or based on, in respect of, or by reason of this Agreement or the Equity Commitment Letter or their respective negotiation, execution, performance, or breach; and, to the maximum extent permitted by law, each of the Contract Parties hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such third Person.

Section 6.16        Further Assurances. From the date hereof until the Closing, without further consideration, the Company and the Purchaser shall use their respective reasonable best efforts to take, or cause to be taken, all actions necessary, appropriate or advisable to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement, the Certificate of Designation and any and all other agreements or instruments executed and delivered to the Purchaser by the Company hereunder or thereunder, as applicable.

Article VII

TERMINATION

Section 7.1            Termination. This Agreement may be terminated at any time prior to Closing:

(a)               by mutual written consent of the Company and Purchaser;

(b)               by either the Company or Purchaser, if (i) any Governmental Entity with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become final and nonappealable or (ii) the Chart Purchase Agreement is terminated for any reason;

(c)               by notice given by the Company to the Purchaser if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Purchaser in this Agreement such that the conditions in Section 5.2(a) or Section 5.2(b) would not be satisfied and, if capable of being cured, which have not been cured by the Purchaser thirty (30) days after receipt by the Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured; provided, however, that the Company is not then in breach of any of its obligations hereunder; or

(d)               by notice given by the Purchaser to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 5.1(a) or Section 5.1(b) would not be satisfied and, if capable of being cured, which have not been cured by the Company within thirty (30) days after receipt by the Company of written notice from the Purchaser requesting such inaccuracies or breaches to be cured; provided, however, that the Purchaser is not then in breach of any of its obligations hereunder.

Section 7.2            Certain Effects of Termination. In the event that this Agreement is terminated in accordance with Section 7.1, neither party (nor any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (a) any liability arising from any breach by such party of its obligations pursuant to this Agreement arising prior to such termination, and (b) any actual and intentional fraud or intentional or willful breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties, in each case, except (x) as set forth in the preceding sentence and (y) that the provisions of Section 4.6 (Confidentiality), Sections 6.2 to 6.4 (Counterparts, Governing Law, Entire Agreement) and Sections 6.6 through 6.15 (Notices, Successors and Assigns, Headings, Amendments and Waivers, Interpretations; Absence of Presumption, Severability, Specific Performance and Public Announcement, Purchaser Representative, Non-Recourse) shall survive the termination of this Agreement.

(Signature page follows)

The parties have caused this Securities Purchase Agreement to be executed as of the date first written above.

CRYOPORT, INC.

By:	/s/ Jerrell Shelton
Name: Jerrell Shelton
Title: President and CEO

[Signature page to Securities Purchase Agreement]

Purchaser

BTO FREEZE PARENT L.P.

By: BTO Freeze Parent GP LLC, its general partner

By:	/s/ Aaron Weiner
Name: Aaron Weiner
Title: Vice President

[Signature page to Securities Purchase Agreement]

EXHIBIT A

DEFINED TERMS

1.       The following capitalized terms have the meanings indicated:

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person; provided, however, that (i) the Company and its Subsidiaries, on the one hand, and any Purchaser Party or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates, (ii) “portfolio companies” (as such term is customarily used among institutional investors) in which any Purchaser Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Purchaser Party and (iii) the Excluded Sponsor Parties shall not be deemed to be Affiliates of any Purchaser Party, the Company or any of the Company’s Subsidiaries.

“Antitakeover Provisions” means the provisions of any rights plan or agreement, poison pill (including any distribution under a rights plan or agreement), or any control share acquisition, business combination, interested stockholder, fair price, moratorium or similar anti-takeover provision under the Articles, the Bylaws, or applicable law (including the “acquisition of controlling interest” statutes codified in Nevada Revised Statutes 78.378 through 78.3793, inclusive, and the “combinations with interested stockholders” statutes codified in Nevada Revised Statutes 78.411 through 78.444, inclusive).

“Articles of Incorporation” means the Company’s Amended and Restated Articles of Incorporation, as the same have been and may be further amended or restated.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Bylaws” means the Amended and Restated Bylaws of the Company, adopted as of February 8, 2016, as the same may be further amended or restated.

“Company Competitor” means, as of any date of determination, any Person (including such Person’s Affiliates) engaged in the business of temperature-controlled supply chain solutions for the life sciences industry; provided however, that for the avoidance of doubt, a private equity fund, financial institution, asset management firm or similar firm shall not be considered a “Company Competitor” but its portfolio companies, if any, that own material interests in temperature-controlled supply chain solution businesses would be considered a “Company Competitor”.

A-1

“Confidential Information” means information regarding the Company or its Subsidiaries and the Cryo Business furnished by or on behalf of the Company, directly or indirectly, to the Purchaser or its Representatives, together with all analyses, compilations, forecasts, studies or other documents prepared by the Purchaser or its Representatives which contain or otherwise reflect such information. “Confidential Information” shall not include such portions of the Confidential Information that (a) are or become generally available to the public other than as a result of the Purchaser’s or its Affiliates’ disclosure in violation of this Agreement, (b) become available to the Purchaser or its Affiliates on a non-confidential basis from a source other than the Company or its Subsidiaries, (c) was already in the Purchaser’s or its Affiliate’s possession prior to the date of this Agreement and which was not obtained from the Company or its Subsidiaries or (d) are independently developed by the Purchaser Parties or their respective Affiliates or Representatives without reference to the Confidential Information.

“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

“Convertible Senior Notes” means the Company’s 3.00% convertible senior notes due in 2025.

“Environmental Permit” means any permit, license, certificate, approval or other authorization under any applicable Requirements of Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Documents” means all material “employment benefit plans” as defined in Section 3(3) of ERISA that are maintained or sponsored by the Company or its Subsidiaries for the benefit of their respective current or former employees or with respect to which the Company or its Subsidiaries have any liability.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles as in effect in the United States.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality.

“Government Official” means any officer or employee of a foreign governmental authority or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such foreign governmental authority or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof, excluding officials of the governments of the United States, the several states thereof, any local subdivision of any of them or any agency, department or unit of any of the foregoing.

“Hazardous Substance” means any waste, substance, product or material defined or regulated as “hazardous” or “toxic” or as a “pollutant” or “contaminant”, or words of similar meaning, by any applicable Requirements of Environmental Law,“ including petroleum and any fraction thereof, and any biomedical or radioactive materials and waste.

“Investment Company Act” mean the Investment Company Act of 1940, as amended.

“Material Adverse Effect” means any event, change, development, circumstance, condition, state of facts or occurrence that individually or in the aggregate is, or would reasonably be expected to be, materially adverse to (x) the condition (financial or otherwise), assets, properties, or liabilities of the Company and its Subsidiaries (taken as a whole) or results of operations of the Company and its Subsidiaries (taken as a whole), or (y) the ability of the Company to perform its obligations or consummate the transactions contemplated hereby, but shall exclude any prospects and shall also exclude any event, change, development, circumstance, condition, state of facts or occurrence to the extent resulting or arising from: (a) any change or prospective change in any applicable law or GAAP or interpretation thereof; (b) any change in general economic conditions in the industries or markets in which the Company and its Subsidiaries operate or affecting the United States of America or any foreign economies in general; (c) any change made by any Governmental Entity that is generally applicable to the industries or markets in which the Company and its Subsidiaries operate; (d) the announcement of this Agreement and/or the consummation of the transactions contemplated hereby; (e) any action that is consented to or requested by the Purchaser in writing; (f) any action expressly required by, or the failure to take any action expressly prohibited by this Agreement; (g) any national or international political or social conditions, including the engagement by the United States of America or any foreign government in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States of America or any foreign government or any of their respective territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States of America or any foreign government; (h) any acts of God, including any earthquakes, hurricanes, tornados, floods, tsunamis or other natural disasters, or any other damage to or destruction of assets caused by casualty; (i) any epidemic, pandemic, disease outbreak (including, for the avoidance of doubt, COVID-19) or other health crisis or public health event; and (j) any failure of the Company and its Subsidiaries to meet internal or published projections, estimates or forecasts of revenues, earnings or other measures of financial or operating performance for any period; provided, that the underlying causes of such failure (subject to the other provisions of this definition of “Material Adverse Effect”) shall not be excluded; provided, however, that in the case of each of clauses (a), (b), (c) and (g) of the foregoing, any such event, change, circumstance or occurrence shall not be excluded to the extent that it has or would reasonably be expected to have a disproportionate adverse effect on the condition (financial or otherwise), assets, properties, or liabilities of the Company and its Subsidiaries (taken as a whole), or results of operations of the Company and its Subsidiaries (taken as a whole) relative to other companies operating in the same industry in which the Company and its Subsidiaries operates.

“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person and (iii) with respect to any Person that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, managing member, manager or advisor.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

“Registration Rights Agreement” means the Registration Rights Agreement between the Company and the Purchaser in the form attached to the Agreement as Exhibit C, as it may be amended or modified in accordance with the terms thereof.

“Related Party” means, with respect to any Person, such Person’s Affiliates and such Person’s and its Affiliates’ respective former, current or future direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, members, managers, agents, general or limited partners, successors, partners or Representatives.

“Representatives” means a Persons’ Affiliates, employees, agents, consultants, accountants, attorneys or financial advisors.

“Requirements of Environmental Law” means all laws (including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, and any state analogues of any of the foregoing), common law, statutes, ordinances, codes, rules, regulations, orders or similar requirements of any Governmental Entity which relate to (a) pollution, protection or clean-up of the environment, including air, surface water, ground water or land; (b) solid, gaseous or liquid waste or the generation, recycling, reclamation, release, threatened release, treatment, storage, disposal or transportation of harmful or deleterious substances; (c) exposure of Persons or property to harmful or deleterious substances; or (d) the manufacture, presence, processing, distribution in commerce, use, discharge, releases, threatened releases, emissions or storage of harmful or deleterious substances into the environment.

“Restricted Securities” means Purchased Shares or Conversion Shares required to bear the legend set forth in Section 4.3(a) under the applicable provisions of the Securities Act.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, registration statements, proxy statements and other documents (including all amendments, exhibits and schedules thereto) filed by the Company with the SEC.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Plans” means the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan, the 2015 Omnibus Equity Incentive Plan, the Cryoport, Inc. 2011 Stock Incentive Plan, as amended and restated, the Cryoport, Inc. 2009 Stock Incentive Plan and the 2002 Stock Incentive Plan.

“Subsidiary” means, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Tax” and “Taxes” means all federal, state, local and foreign taxes (including, without limitation, income, franchise, property, sales, withholding, payroll and employment taxes), assessments, fees or other charges imposed by any Governmental Entity, including any interest, additions to tax or penalties applicable thereto.

“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

“Transfer” means any direct or indirect (a) sale, transfer, hypothecation, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any lien or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or (b) grant of any option, warrant or other right to purchase or the entry into any hedge, swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (i) the conversion of one or more shares of Series C Preferred Stock into shares of Common Stock pursuant to the Certificate of Designation, (ii) the redemption, repurchase or other acquisition of Common Stock or Series C Preferred Stock by the Company, or (iii) the direct or indirect transfer of any limited partnership interests or other equity interests in a Purchaser Party (or any direct or indirect parent entity of such Purchaser Party) (provided that if any transferor or transferee referred to in this clause (iii) ceases to be controlled (directly or indirectly) by the Person (directly or indirectly) controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”). The term “Transferred” shall have a correlative meaning.

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code, as amended.

“VCOC Letter Agreement” means that certain letter agreement, the form of which is attached as Exhibit E.

2.       The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Acquisition	Preamble
Agreement	Preamble
Applicable Matters	6.3(b)
Balance Sheet Date	2.7
Capitalization Date	2.2
Certificate of Designation	1.1
Chart Purchase Agreement	Preamble
Chosen Court	6.3(b)
Chosen Courts	6.3(b)
Closing	1.2
Closing Date	1.2
Common Stock	2.4(a)
Company	Preamble
Confidentiality Agreement	4.6
Contract	2.2
CryoPDP Acquisition	4.16(d)
CryoPDP Purchase Agreement	4.16(d)
Conversion Shares	2.4(c)
Disclosure Letter	Article II
Equity Commitment Letter	3.7
Equity Financing	3.7
Equity Financing Commitment	3.7
Excluded Sponsor Parties	4.14(a)
Financial Statements	2.7
Foreclosure Limitation	4.2(c)
HSR Act	2.3
Identified Person	4.18
IRS	4.2(e)
Issuer Agreements	4.19
Non-Employee Director	4.18
Permitted Loan	4.2(c)
Preferred Stock	2.4(a)
Purchased Common Shares	Preamble
Purchased Preferred Shares	Preamble
Purchased Shares	Preamble
Purchaser	Preamble
Purchaser Nominee	4.1(b)
Securities Act	4.3(a)
Series C Director	4.1(a)
Series C Preferred Stock	Preamble
Sponsor	4.14(a)
Sponsor Group	4.14(a)
USRPHC	4.9(a)

Exhibit B

Form of Certificate of Designation

(see attached)

Form Final

Form of

Cryoport, Inc.

Certificate of Designation

4.0% Series C Convertible Preferred Stock

[date]

Page

Section 1. Definitions	1
Section 2. Rules of Construction	12
Section 3. The Convertible Preferred Stock	12
(a) Designation; Par Value	12
(b) Number of Authorized Shares	13
(c) Form, Dating and Denominations	13
(d) Execution, Counter signature and Delivery	14
(e) Method of Payment; Delay When Payment Date is Not a Business Day	14
(f) Transfer Agent, Registrar, Paying Agent and Conversion Agent	15
(g) Legends	16
(h) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	17
(i) Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or a Redemption	19
(j) Status of Retired or Treasury Shares	20
(k) Replacement Certificates	20
(l) Registered Holders	20
(m) Cancellation	20
(n) Shares Held by the Company or its Subsidiaries	21
(o) Outstanding Shares	21
(p) Repurchases by the Company and its Subsidiaries	22
(q) Notations and Exchanges	22
Section 4. Ranking	22
Section 5. Dividends	22
(a) Regular Dividends	22
(b) Calculation of Regular Dividends	23
(c) Participating Dividends.	23
(d) Treatment of Dividends Upon Redemption, Repurchase Upon Fundamental Change or Conversion	24
Section 6. Rights Upon Liquidation, Dissolution or Winding Up	24
(a) Generally	24
(b) Certain Business Combination Transactions Deemed Not to Be a Liquidation	25
Section 7. Right of the Company to Redeem the Convertible Preferred Stock	25
(a) Right to Redeem Prior to the One Hundred Eighty Day Anniversary	25
(b) Right to Redeem On or After the Five Year Anniversary	25
(c) Redemption Prohibited in Certain Circumstances	25
(d) Redemption Date	25
(e) Redemption Price	26
(f) Redemption Notice	26
(g) Payment of the Redemption Price	26

- i -

Section 8. Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Fundamental Change	27
(a) Fundamental Change Repurchase Right	27
(b) Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions	27
(c) Fundamental Change Repurchase Date	28
(d) Fundamental Change Repurchase Price	28
(e) Initial Fundamental Change Notice	28
(f) Final Fundamental Change Notice	28
(g) Procedures to Exercise the Fundamental Change Repurchase Right	29
(h) Payment of the Fundamental Change Repurchase Price	30
(i) Third Party May Conduct Repurchase Offer In Lieu of the Company	31
(j) Fundamental Change Agreements	31
Section 9. Voting Rights	31
(a) Voting and Consent Rights with Respect to Specified Matters	31
(b) Right to Vote with Holders of Common Stock on an As-Converted Basis	32
(c) Procedures for Voting and Consents	33
Section 10. Conversion	33
(a) Generally	33
(b) Conversion at the Option of the Holders	33
(c) Mandatory Conversion at the Company’s Election	34
(d) Conversion Procedures	35
(e) Settlement upon Conversion	36
(f) Conversion Price Adjustments	37
(g) Voluntary Conversion Price Decreases	40
(h) Restriction on Conversions	41
(i) Effect of Common Stock Change Event	41
Section 11. Certain Provisions Relating to the Issuance of Common Stock	43
(a) Equitable Adjustments to Prices	43
(b) Status of Shares of Common Stock	43
(c) Taxes Upon Issuance of Common Stock	44
Section 12. No Preemptive Rights	44
Section 13. Taxes	44
Section 14. Term	44
Section 15. Calculations	44
(a) Responsibility; Schedule of Calculations	44
(b) Calculations Aggregated for Each Holder	44
Section 16. Notices	45
Section 17. Facts Ascertainable	45
Section 18. Waiver	45
Section 19. Severability	45
Section 20. No Other Rights	45

Exhibits

Exhibit A: Form of Preferred Stock Certificate	A-1
Exhibit B: Form of Restricted Stock Legend	B-1

- ii -

Certificate of Designation

4.0% Series C Convertible Preferred Stock

On [date], the Board of Directors of Cryoport, Inc., a Nevada corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, 250,000 authorized shares of a series of preferred stock of the Company titled the “4.0% Series C Convertible Preferred Stock”:

RESOLVED that, pursuant to the authority of the Board of Directors pursuant to the Articles of Incorporation and applicable law, a series of preferred stock of the Company titled the “4.0% Series C Convertible Preferred Stock,” and having a par value of $0.001 per share and an initial number of authorized shares equal to two hundred fifty thousand (250,000), is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:

Section 1.                Definitions.

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person; provided, however, that (i) the Company and its Subsidiaries, on the one hand, and any Purchaser Party or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates, (ii) “portfolio companies” (as such term is customarily used among institutional investors) in which any Purchaser Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Purchaser Party and (iii) the Excluded Sponsor Parties (as defined in the Purchase Agreement) shall not be deemed to be Affiliates of any Purchaser Party, the Company or any of the Company’s Subsidiaries.

“Articles of Incorporation” means the Company’s amended and restated Articles of Incorporation, as the same have been and may be further amended or restated.

“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act with the authority of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, adopted as of February 8, 2016, as the same may be further amended or restated.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate” means a Physical Certificate or an Electronic Certificate.

“Certificate of Designation” means this Certificate of Designation, as amended from time to time.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock, $0.001 par value per share, of the Company, subject to Section 10(i).

“Common Stock Change Event” has the meaning set forth in Section 10(i)(i).

“Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion or Redemption if:

(a)       the offer and sale of such share of Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Company to remain effective and usable, by the Holder to sell such share of Common Stock, continuously during the period from, and including, the date the related Mandatory Conversion Notice or Redemption Notice Date, as applicable, is sent to, and including, the one (1) year anniversary after the date such share of Common Stock is issued;

(b)       each share of Common Stock referred to in clause (a) above (i) will, when issued and when sold or otherwise transferred pursuant to the registration statement referred to in such clause) (1) be admitted for book-entry settlement through The Depository Trust Company with an “unrestricted” CUSIP number; and (2) not be evidenced by any Certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

(c)       (i) the Company has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange; and

(d)       the conversion of all shares of Convertible Preferred Stock pursuant to such Mandatory Conversion or that are subject to such Redemption, as applicable, would not be limited or otherwise restricted by Section 10(h).

“Common Stock Participating Dividend” has the meaning set forth in Section 5(c)(i).

“Company” means Cryoport, Inc., a Nevada corporation.

“Continuing Share Reserve Requirement” means, as of any time, a number of shares of Common Stock equal to the product of (a) two (2); and (b) the number of shares of Common Stock that would be issuable (without regard to Section 10(h)) upon conversion of all Convertible Preferred Stock outstanding as of such time (assuming such conversion occurred as of such time).

“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

“Conversion Agent” has the meaning set forth in Section 3(f)(i).

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.

“Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date.

“Conversion Price” initially means $38.6152 per share of Common Stock; provided, however, that the Conversion Price is subject to adjustment pursuant to Sections 10(f) and 10(g). Each reference in this Certificate of Designation to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price immediately before the Close of Business on such date.

“Convertible Preferred Stock” has the meaning set forth in Section 3(a).

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CYRX <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one (1) share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm the Company selects). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Deficit Shares” has the meaning set forth in Section 10(h)(i)(1).

“Dividend” means any Regular Dividend or Participating Dividend.

“Dividend Junior Stock” means any class or series of the Company’s stock, the terms of which would result in such class or series ranking junior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock. For the avoidance of doubt, Dividend Junior Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Parity Stock” means any class or series of the Company’s stock (other than the Convertible Preferred Stock), the terms of which would result in such class or series ranking equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Parity Stock includes the Series A Preferred Stock and the Series B Preferred Stock, but does not include any securities of the Company’s Subsidiaries.

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock with respect to a Participating Dividend.

“Dividend Senior Stock” means any class or series of the Company’s stock, the terms of which would result in such class or series ranking senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Senior Stock will not include any securities of the Company’s Subsidiaries.

“Electronic Certificate” means any electronic book entry maintained by the Transfer Agent that evidences any share(s) of Convertible Preferred Stock.

“Equity Treatment Limitation” has the meaning set forth in Section 10(h)(i)(1).

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in Section 10(f)(i)(2).

“Expiration Time” has the meaning set forth in Section 10(f)(i)(2).

“Final Fundamental Change Notice” has the meaning set forth in Section 8(f).

“Fundamental Change” means any of the following events, whether in a single transaction or a series of related transactions:

(a)       a “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, files any report with the SEC indicating that such person or group, has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Company’s Common Stock in a transaction or series of related transactions approved by the Board of Directors;

(b)       the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange, combination, reclassification or recapitalization of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction, will be deemed not to be a Fundamental Change pursuant to this clause (b); or

(c)       shares of Common Stock or shares of any other Capital Stock into which the Convertible Preferred Stock is convertible are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a de-listing, in each case, as a result of or in connection with a transaction or series of related transactions (or any filings or other actions related thereto) that have been approved by the Board of Directors (other than as a result of a transaction described in clause (b) above).

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner”, whether shares are “beneficially owned”, and percentage beneficial ownership, will be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.

“Fundamental Change Repurchase Date” means the date fixed, pursuant to Section 8(c), for the repurchase of any Convertible Preferred Stock by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 8(g)(i) and Section 8(g)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any share of Convertible Preferred Stock upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 8(d).

“Fundamental Change Repurchase Right” has the meaning set forth in Section 8(a).

“Holder” means a person in whose name any Convertible Preferred Stock is registered on the Registrar’s books.

“Initial Issue Date” means [closing date].

“Initial Fundamental Change Notice” has the meaning set forth in Section 8(e).

“Initial Liquidation Preference” means one thousand dollars ($1,000.00) per share of Convertible Preferred Stock.

“Initial Share Reserve Requirement” means a number of shares of Common Stock equal to the product of (a) two (2); and (b) the number of shares of Common Stock that would be issuable (without regard to Section 10(h)) upon conversion of all Convertible Preferred Stock outstanding as of the Initial Issue Date (assuming such conversion occurred on the Initial Issue Date).

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Company selects.

“Liquidation Junior Stock” means any class or series of the Company’s stock, the terms of which would result in such class or series ranking junior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Common Stock. For the avoidance of doubt, Liquidation Junior Stock will not include any securities of the Company’s Subsidiaries.

“Liquidation Parity Stock” means any class or series of the Company’s stock (other than the Convertible Preferred Stock), the terms of which would result in such class or series ranking equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Parity Stock includes the Series A Preferred Stock and the Series B Preferred Stock, but does not include any securities of the Company’s Subsidiaries.

“Liquidation Preference” means, with respect to the Convertible Preferred Stock, an amount initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Section 5(b)(i).

“Liquidation Senior Stock” means any class or series of the Company’s stock, the terms of which would result in such class or series ranking senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Senior Stock will not include any securities of the Company’s Subsidiaries.

“LTM EBITDA” means, as of any date, the net income before interest, taxes, depreciation and amortization of the Company, calculated in a manner consistent with the Company’s use of EBITDA in its SEC Documents (as defined in the Purchase Agreement), for the twelve (12) month period ending on the calendar month end immediately preceding such date.

“Mandatory Conversion” has the meaning set forth in Section 10(c)(i).

“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to Section 10(c)(i) and 10(c)(iii).

“Mandatory Conversion Notice” has the meaning set forth in Section 10(c)(iv).

“Mandatory Conversion Notice Date” means, with respect to a Mandatory Conversion, the date on which the Company sends the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 10(c)(iv).

“Mandatory Conversion Right” has the meaning set forth in Section 10(c)(i).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Number of Reserved Shares” means, as of any time, the number of shares of Common Stock that, at such time, the Company has reserved (out of its authorized but unissued shares of Common Stock that are not reserved for any other purpose) for delivery upon conversion of the Convertible Preferred Stock.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Conversion” means the conversion of any Convertible Preferred Stock other than a Mandatory Conversion.

“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such conversion are satisfied.

“Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit A.

“Participating Dividend” has the meaning set forth in Section 5(c)(i).

“Paying Agent” has the meaning set forth in Section 3(f)(i).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designation.

“Physical Certificate” means any certificate (other than an Electronic Certificate) evidencing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

“Purchase Agreement” means that certain Securities Purchase Agreement between the Company and the Purchasers dated as of August 24, 2020, as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.

“Purchasers” has the meaning set forth in the Purchase Agreement.

“Purchaser Parties” means the Purchasers and each Permitted Transferee (as defined in the Purchase Agreement) of a Purchaser to whom shares of Convertible Preferred Stock or Common Stock issued upon conversion of shares of Convertible Preferred Stock are transferred pursuant to Section 4.2 of the Purchase Agreement or Common Stock issued under the Purchase Agreement.

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

“Redemption” has the meaning set forth in Section 7(b).

“Redemption Date” means the date fixed, pursuant to Section 7(d), for the settlement of the repurchase of the Convertible Preferred Stock by the Company pursuant to a Redemption.

“Redemption Notice” has the meaning set forth in Section 7(f).

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 7(f).

“Redemption Price” means the consideration payable by the Company to repurchase any Convertible Preferred Stock upon its Redemption, calculated pursuant to Section 7(e).

“Reference Property” has the meaning set forth in Section 10(i)(i).

“Reference Property Unit” has the meaning set forth in Section 10(i)(i).

“Register” has the meaning set forth in Section 3(f)(ii).

“Registrar” has the meaning set forth in Section 3(f)(i).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of [closing date], between the Company, BTO Freeze Parent L.P., a Delaware limited partnership, and the other Holders party thereto from time to time, as it may be amended or modified in accordance with the terms thereof.

“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 2020 (or beginning on such other date specified in the Certificate evidencing such share).

“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

“Regular Dividend Rate” means four percent (4.0%) per annum or, to the extent and during the period with respect to which such rate has been adjusted as provided in Section 8(b), such adjusted rate.

“Regular Dividend Record Date” has the following meaning: (a) March 15th, in the case of a Regular Dividend Payment Date occurring on March 31st; (b) June 15th, in the case of a Regular Dividend Payment Date occurring on June 30th; (c) September 15th, in the case of a Regular Dividend Payment Date occurring on September 30th; and (d) December 15th, in the case of a Regular Dividend Payment Date occurring on December 31st.

“Regular Dividends” has the meaning set forth in Section 5(a)(i).

“Repurchase Upon Fundamental Change” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 8.

“Resale Registration Statement” has the meaning ascribed to “Resale Shelf Registration Statement” in the Registration Rights Agreement.

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Convertible Preferred Stock or Conversion Share.

“Series A Preferred Stock” means Series A Preferred Stock, par value $0.001 of the Company.

“Series B Preferred Stock” means Series B Preferred Stock, par value $0.001 of the Company.

“Share Agent” means the Transfer Agent or any Registrar, Paying Agent or Conversion Agent.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 10(i)(iii).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 10(f)(i)(2).

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means Continental Stock Transfer & Trust Company or its successor.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a)       such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b)       such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c)       (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the Holder, holder or beneficial owner of such Security is not, and that has not been during the immediately preceding three (3) months, an Affiliate of the Company.

“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2.                RULES OF CONSTRUCTION. For Purposes of this Certificate of Designation:

(a)       “or” is not exclusive;

(b)       “including” means “including without limitation”;

(c)       “will” expresses a command;

(d)       the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e)       a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f)       words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g)       “herein,” “hereof” and other words of similar import refer to this Certificate of Designation as a whole and not to any particular Section or other subdivision of this Certificate of Designation, unless the context requires otherwise;

(h)       references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i)        the exhibits, schedules and other attachments to this Certificate of Designation are deemed to form part of this Certificate of Designation.

Section 3.                The Convertible Preferred Stock.

(a)      Designation; Par Value. A series of stock of the Company titled the “4.0% Series C Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $0.001 per share.

(b)         Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is two hundred fifty thousand (250,000); provided, however that, by resolution of the Board of Directors and upon proper filing of an amendment to this Certificate of Designation with the Nevada Secretary of State, the total number of authorized shares of Convertible Preferred Stock may be increased or reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.

(c)          Form, Dating and Denominations.

(i)              Form and Date of Certificates Evidencing Convertible Preferred Stock. Each Certificate evidencing any Convertible Preferred Stock will (1) be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 3(g) and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary; and (3) be dated as of the date it is countersigned by the Transfer Agent.

(ii)             Electronic Certificates; Physical Certificates. The Convertible Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, upon request by the Holder thereof pursuant to customary procedures, subject to Section 3(h).

(iii)           Electronic Certificates; Interpretation. For purposes of this Certificate of Designation, (1) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (2) any legend or other notation that is required to be included on a Certificate will be deemed to be affixed to any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (3) any reference in this Certificate of Designation to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book entry representing such Electronic Certificate in the name of the applicable Holder; (4) upon satisfaction of any applicable requirements of the Nevada Revised Statutes, the Articles of Incorporation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.

(iv)           Appointment of Depositary. If any Convertible Preferred Stock is admitted to the book-entry clearance and settlement facilities of any electronic depositary, then, notwithstanding anything to the contrary in this Certificate of Designation, each reference in this Certificate of Designation to the delivery of, or payment on, any such Convertible Preferred Stock, or the delivery of any related notice or demand, will be deemed to be satisfied to the extent the applicable procedures of such depositary governing such delivery or payment, as applicable, are satisfied.

(v)            No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(vi)           Registration Numbers. Each Certificate evidencing any share of Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate evidencing any other then-outstanding shares of Convertible Preferred Stock.

(d)         Execution, Countersignature and Delivery.

(i)           Due Execution by the Company. At least two (2) duly authorized Officers will sign each Certificate evidencing any Convertible Preferred Stock on behalf of the Company by manual, facsimile or electronic signature. The validity of any Convertible Preferred Stock will not be affected by the failure of any Officer whose signature is on any Certificate evidencing such Convertible Preferred Stock to hold, at the time such Certificate is countersigned by the Transfer Agent, the same or any other office at the Company.

(ii)          Countersignature by Transfer Agent. No Certificate evidencing any share of Convertible Preferred Stock is valid until such Certificate is countersigned by the Transfer Agent. Each Certificate will be deemed to be duly countersigned only when an authorized signatory of the Transfer Agent (or a duly appointed agent thereof) manually signs the countersignature block set forth in such Certificate.

(e)         Method of Payment; Delay When Payment Date is Not a Business Day.

(i)           Method of Payment. The Company will pay all cash amounts due on any shares of Convertible Preferred Stock of any Holder by check mailed to the address of such Holder set forth in the Register; provided, however, that if such Holder has delivered to the Company, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Company will pay such cash amounts by wire transfer of immediately available funds to such account. To be timely, such written request must be delivered no later than the Close of Business on the following date: (1) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

(1)          Electronic Certificates. The Company will pay (or cause the Paying Agent to pay) all declared cash Dividends or other cash amounts due on any Convertible Preferred Stock evidenced by an Electronic Certificate by wire transfer of immediately available funds.

(2)          Physical Certificates. The Company will pay (or cause the Paying Agent to pay) all declared cash Dividends or other cash amounts due on any Convertible Preferred Stock evidenced by a Physical Certificate as follows:

(A)             if the aggregate Liquidation Preference of the Convertible Preferred Stock evidenced by such Physical Certificate is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Convertible Preferred Stock entitled to such cash Dividend or amount has delivered to the Paying Agent, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and

(B)              in all other cases, by check mailed to the address of such Holder set forth in the Register.

To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

(ii)          Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designation is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designation, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(f)          Transfer Agent, Registrar, Paying Agent and Conversion Agent.

(i)           Generally. The Company designates its principal U.S. executive offices, and any office of the Transfer Agent in the continental United States, as an office or agency where Convertible Preferred Stock may be presented for (1) registration of transfer or for exchange (the “Registrar”); (2) payment (the “Paying Agent”); and (3) conversion (the “Conversion Agent”). At all times when any Convertible Preferred Stock is outstanding, the Company will maintain an office in the continental United States constituting the Registrar, Paying Agent and Conversion Agent.

(ii)          Maintenance of the Register. The Company will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will promptly provide a copy of the Register to any Holder upon its request.

(iii)         Subsequent Appointments. By notice to each Holder, the Company may, at any time, appoint any Person (including any Subsidiary of the Company) to act as Registrar, Paying Agent or Conversion Agent.

(iv)         If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (1) it will segregate for the benefit of the Holders all money and other property held by it as Paying Agent or Conversion Agent; and (2) references in this Certificate of Designation to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or with respect to the Convertible Preferred Stock, will be deemed to refer to cash or other property so segregated , or to the segregation of such cash or other property, respectively.

(g)         Legends.

(i)           Restricted Stock Legend.

(1)          Each Certificate evidencing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2)          If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(g)(i)(2)), including pursuant to Section 3(i) or 3(k), then the Certificate evidencing such share will bear the Restricted Stock Legend if the Certificate evidencing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate evidencing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(ii)         Other Legends. The Certificate evidencing any Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designation, as may be required by applicable law, by the rules of any applicable depositary for the Convertible Preferred Stock or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate.

(iii)         Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock evidencing by a Certificate bearing any legend required by this Section 3(g) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(iv)         Legends on Conversion Shares.

(1)          Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.

(2)          Notwithstanding anything to the contrary in Section 3(g)(iv)(1), a Conversion Share need not bear a legend pursuant to Section 3(g)(iv)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto (subject to compliance with Nevada Revised Statutes 78.235 and 78.242), provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(h)         Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i)           Provisions Applicable to All Transfers and Exchanges.

(1)          Generally. Subject to this Section 3(h), Convertible Preferred Stock evidenced by any Certificate may be transferred or exchanged from time to time and the Company will cause the Registrar to record each such transfer or exchange in the Register.

(2)           No Services Charge; Transfer Taxes. The Company and the Share Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Company, the Transfer Agent, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Convertible Preferred Stock, other than exchanges pursuant to Section 3(i) or Section 3(q) not involving any transfer (and; provided, that (A) any such taxes or charges incurred in connection with the original issuance of the Convertible Preferred Stock shall be paid and borne by the Company; and (B) any such taxes or charges incurred in connection with a conversion of the Convertible Preferred Stock pursuant to Section 10 shall be paid and borne as provided in Section 11(c)).

(3)           No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designation, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.

(4)           Legends. Each Certificate evidencing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 3(g).

(5)          Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designation to effect a transfer or exchange of any Convertible Preferred Stock, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(6)          Exchanges to Remove Transfer Restrictions. For the avoidance of doubt, and subject to the terms of this Certificate of Designation, as used in this Section 3(h), an “exchange” of a Certificate includes an exchange effected for the sole purpose of removing any Restricted Stock Legend affixed to such Certificate.

(ii)          Transfers and Exchanges of Convertible Preferred Stock.

(1)          Subject to this Section 3(h), a Holder of any Convertible Preferred Stock evidenced by a Certificate may (x) transfer any whole number of shares of such Convertible Preferred Stock to one or more other Person(s); and (y) exchange any whole number of shares of such Convertible Preferred Stock for an equal number of shares of Convertible Preferred Stock evidenced by one or more other Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must, if such Certificate is a Physical Certificate, surrender such Physical Certificate to the office of the Transfer Agent or the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Transfer Agent or the Registrar.

(2)          Upon the satisfaction of the requirements of this Certificate of Designation to effect a transfer or exchange of any whole number of shares of a Holder’s Convertible Preferred Stock evidenced by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)(2)):

(A)            such old Certificate will be promptly cancelled pursuant to Section 3(m);

(B)            if fewer than all of the shares of Convertible Preferred Stock evidenced by such old Certificate are to be so transferred or exchanged, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g);

(C)            in the case of a transfer to a transferee, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 3(g); and

(D)            in the case of an exchange, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock to be so exchanged; (y) are registered in the name of the Person to whom such old Certificate was registered; and (z) bear each legend, if any, required by Section 3(g).

(iii)         Transfers of Shares Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designation, the Company, the Transfer Agent and the Registrar will not be required to register the transfer of or exchange any share of Convertible Preferred Stock that has been surrendered for conversion.

(i)         Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or a Redemption.

(i)           Partial Conversions of Physical Certificates and Partial Repurchases of Physical Certificates Pursuant to a Repurchase Upon Fundamental Change or a Redemption. If fewer than all of the shares of Convertible Preferred Stock evidenced by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(i)(i)) are to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Fundamental Change or a Redemption, then, as soon as reasonably practicable after such Physical Certificate is surrendered for such conversion or repurchase, as applicable, the Company will cause such Physical Certificate to be exchanged, pursuant and subject to Section 3(h), for (1) one or more Physical Certificates that each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Physical Certificate that are not to be so converted or repurchased, as applicable, and deliver such Physical Certificate(s) to such Holder; and (2) a Physical Certificate evidencing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Physical Certificate that are to be so converted or repurchased, as applicable, which Physical Certificate will be converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designation; provided, however, that the Physical Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 3(o).

(ii)          Cancellation of Convertible Preferred Stock that Is Converted and Convertible Preferred Stock that Is Repurchased Pursuant to a Repurchase Upon Fundamental Change or a Redemption. If shares of Convertible Preferred Stock evidenced by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(i)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(i)(ii)) are to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Fundamental Change or a Redemption, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(o) and the time such old Certificate is surrendered for such conversion or repurchase, as applicable, (1) such old Certificate will be cancelled pursuant to Section 3(m); and (2) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g).

(j)          Status of Retired or Treasury Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding (including upon conversion or redemption thereof, and including any shares of Convertible Preferred Stock deemed to be treasury shares under Nevada Revised Statutes 78.283), such share will be deemed, automatically and without any further action of the Board of Directors, to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock.

(k)        Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) evidencing such Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a replacement Certificate evidencing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate evidencing Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced.

(l)          Registered Holders. Only the Holder of any share of Convertible Preferred Stock will have rights under this Certificate of Designation as the owner of such share of Convertible Preferred Stock.

(m)        Cancellation. The Company may at any time deliver Certificates evidencing Convertible Preferred Stock, if any, to the Transfer Agent for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Transfer Agent each share of Convertible Preferred Stock duly surrendered to them for transfer, exchange, payment or conversion. The Company will cause the Transfer Agent to promptly cancel all Certificates evidencing shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(n)         Shares Held by the Company or its Subsidiaries. Without limiting the generality of Section 3(j) and Section 3(o), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.

(o)         Outstanding Shares.

(i)           Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares indicated as outstanding in the Register (absent manifest error), excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(m); (2) paid in full upon their conversion or upon their repurchase pursuant to a Repurchase Upon Fundamental Change or a Redemption in accordance with this Certificate of Designation; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), (iv) or (v) of this Section 3(o).

(ii)          Replaced Shares. If any Certificate evidencing any share of Convertible Preferred Stock is replaced pursuant to Section 3(k), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii)         Shares to Be Repurchased Pursuant to a Redemption. If, on a Redemption Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price) (1) the Convertible Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Redemption Price as provided in Section 7 (and, if applicable, declared Dividends as provided in Section 5(d)).

(iv)         Shares to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change. If, on a Fundamental Change Repurchase Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Fundamental Change Repurchase Price due on such date, then (unless there occurs a default in the payment of the Fundamental Change Repurchase Price) (1) the Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Fundamental Change Repurchase Price as provided in Section 8 (and, if applicable, declared Dividends as provided in Section 5(d)).

(v)           Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 10 (and, if applicable, declared Dividends as provided in Section 5(d)).

(p)         Repurchases by the Company and its Subsidiaries. Without limiting the generality of Section 3(m) and the next sentence, the Company may, from time to time, repurchase Convertible Preferred Stock in open market purchases or in negotiated transactions without delivering prior notice to Holders. The Company will promptly deliver to the Transfer Agent for cancellation all Convertible Preferred Stock that the Company or any of its Subsidiaries have purchased or otherwise acquired.

(q)         Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Articles of Incorporation or this Certificate of Designation changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate evidencing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a new Certificate evidencing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate evidencing any Convertible Preferred Stock pursuant to this Section 3(q) will not impair or affect the validity of such amendment, supplement or waiver.

Section 4.             Ranking. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Section 5.              Dividends.

(a)         Regular Dividends.

(i)              Accumulation and Payment of Regular Dividends. The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference thereof (calculated in accordance with Section 5(a)(ii)), regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(b)(i)), such Regular Dividends will be payable when, as and if declared by the Board of Directors, quarterly in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date. Regular Dividends on the Convertible Preferred Stock will accumulate daily from, and including, the last date on which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

(ii)              Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Convertible Preferred Stock will accrue on the Liquidation Preference of such share as of immediately before the Close of Business on the preceding Regular Dividend Payment Date (or, if there is no preceding Regular Dividend Payment Date, on the Initial Issue Date of such share).

(b)         Calculation of Regular Dividends.

(i)               Generally. The dollar amount (expressed as an amount per share of Convertible Preferred Stock) of each Regular Dividend on the Convertible Preferred Stock (whether or not declared) that has accumulated on the Convertible Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, a Regular Dividend Payment Date, will be added, effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time. Such addition will occur automatically, without the need of any action on the part of the Company or any other Person.

(ii)              Construction. Any Regular Dividends added to the Liquidation Preference of any share of Convertible Preferred Stock pursuant to Section 5(b)(i) will be deemed to be “declared” and “paid” on such share of Convertible Preferred Stock for all purposes of this Certificate of Designation.

(c)          Participating Dividends.

(i)               Generally. Subject to Section 5(c)(ii), no dividend or other distribution on the Common Stock (whether in cash, securities (including rights or options) or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend or distribution on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(h)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

(ii)              Stockholder Rights Plans, Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(c)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, (1) a Common Stock Change Event, or an event for which an adjustment to the Conversion Price is required pursuant to Section 10(f)(i)(1), as to which Section 10(i) or Section 10(f)(i)(1), respectively, will apply; and (2) rights issued pursuant to a stockholder rights plan.

(d)         Treatment of Dividends Upon Redemption, Repurchase Upon Fundamental Change or Conversion. If the Redemption Date, Fundamental Change Repurchase Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption, Repurchase Upon Fundamental Change or conversion, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Dividend on such share.

Section 6.               Rights Upon Liquidation, Dissolution or Winding Up.

(a)         Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i)              the Liquidation Preference (including any accumulated and unpaid Regular Dividends on such shares of Convertible Preferred Stock to, but excluding, the date of such payment); and

(ii)             the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of Convertible Preferred Stock in connection with an Optional Conversion assuming the Conversion Date of such conversion occurs on the date of such payment.

Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b)         Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

Section 7.                Right of the Company to Redeem the Convertible Preferred Stock.

(a)         Right to Redeem Prior to the One Hundred Eighty Day Anniversary. Subject to the terms of this Section 7, the Company has the right, at its election, to redeem up to fifty thousand (50,000) shares of the Convertible Preferred Stock, at any time and from time to time, on a Redemption Date prior to the one hundred eighty (180) day anniversary of the Initial Issue Date, for a cash purchase price equal to the Redemption Price.

(b)         Right to Redeem On or After the Five Year Anniversary. Subject to the terms of this Section 7, the Company has the right, at its election, to redeem, subject to the right of the Holders to convert the Convertible Preferred Stock pursuant to Section 10 prior to such redemption, all, but not less than all, of the Convertible Preferred Stock, at any time, on a Redemption Date on or after the five (5) year anniversary of the Initial Issue Date, for a cash purchase price equal to the Redemption Price (such redemption, together with the redemption referenced in Section 7(a), the “Redemptions” and each, a “Redemption”).

(c)         Redemption Prohibited in Certain Circumstances. The Company will not call for Redemption, or otherwise send a Redemption Notice in respect of the Redemption of, any Convertible Preferred Stock pursuant to this Section 7 unless (i) the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the Redemption Price in respect of all shares of Convertible Preferred Stock called for Redemption; and (ii) the Common Stock Liquidity Conditions are satisfied and will be satisfied on the Redemption Date.

(d)         Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than twenty (20), nor less than ten (10), calendar days after the Redemption Notice Date for such Redemption.

(e)         Redemption Price. The Redemption Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Redemption is an amount in cash equal the product of (x) the Liquidation Preference (including any accumulated and unpaid Regular Dividends) of such share at the Close of Business on the Redemption Date for such Redemption (including any accumulated and unpaid Regular Dividends on such share), and (y):

(i)            in the case of a Redemption with a Redemption Date occurring prior to the one hundred eighty (180) day anniversary of the Initial Issue Date, 125%;

(ii)           in the case of a Redemption with a Redemption Date occurring on or after the five (5) year anniversary but prior to the six (6) year anniversary of the Initial Issue Date, 105%; or

(iii)          in the case of a Redemption with a Redemption Date occurring on or after the six (6) year anniversary of the Initial Issue Date, 100%.

(f)          Redemption Notice. To call any share of Convertible Preferred Stock for Redemption, the Company must send to the Holder of such share a notice of such Redemption (a “Redemption Notice”) , which Redemption Notice must state:

(i)            that such share has been called for Redemption, briefly describing the Company’s Redemption right under this Certificate of Designation;

(ii)           the Redemption Date for such Redemption;

(iii)          the Redemption Price per share of Convertible Preferred Stock;

(iv)          if the Redemption Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 5(d);

(v)           the name and address of the Transfer Agent and the Conversion Agent, as well as instructions whereby the Holder may surrender such share to the Transfer Agent or Conversion Agent;

(vi)          that Convertible Preferred Stock called for Redemption may be converted pursuant to Section 10, at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full); and

(vii)         the Conversion Price in effect on the Redemption Notice Date for such Redemption.

(g)        Payment of the Redemption Price. The Company will cause the Redemption Price for each share of Convertible Preferred Stock subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date.

Section 8.              Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Fundamental Change.

(a)         Fundamental Change Repurchase Right. Subject to the other terms of this Section 8, if a Fundamental Change occurs, then each Holder may, at its election, either (i) effective as of immediately prior to the Fundamental Change, convert all or a portion of its shares of Convertible Preferred Stock pursuant to Section 10 at the then-current Conversion Price or (ii) require the Company to repurchase (the “Fundamental Change Repurchase Right”) all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock that have not been converted pursuant to clause (i) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(b)         Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions. If the Company does not have sufficient funds legally available to pay the Fundamental Change Repurchase Price of all shares of Convertible Preferred Stock that are to be repurchased pursuant to a Repurchase Upon Fundamental Change, then the Company shall (1) pay the maximum amount of such Fundamental Change Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Fundamental Change; and (2) purchase any shares of Convertible Preferred Stock not purchased because of the foregoing limitations at the applicable Fundamental Change Repurchase Price as soon as practicable after the Company is able to make such purchase out of assets legally available for the purchase of such shares of Convertible Preferred Stock. The inability of the Company (or its successor) to make a purchase payment for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. If the Company fails to pay the Fundamental Change Repurchase Price in full when due in accordance with this Section 8 in respect of some or all of the shares or Convertible Preferred Stock to be repurchased pursuant to the Fundamental Change Repurchase Right, the Company will pay Dividends on such shares not repurchased at a Dividend Rate of five and one half percent (5.5%) per annum until such shares are repurchased, payable quarterly in arrears on each Dividend Payment Date, for the period from and including the first Dividend Payment Date (or the Initial Issue Date, as applicable) upon which the Company fails to pay the Fundamental Change Repurchase Price in full when due in accordance with this Section 8 through but not including the latest of the day upon which the Company pays the Fundamental Change Repurchase Price in full in accordance with this Section 8. Notwithstanding the foregoing, in the event a Holder exercises a Fundamental Change Repurchase Right pursuant to this Section 8 at a time when the Company is restricted or prohibited (contractually or otherwise) from repurchasing some or all of the Convertible Preferred Stock subject to the Fundamental Change Repurchase Right, the Company will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 8. The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Company has sufficient funds legally available to fully pay the maximum aggregate Fundamental Change Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Conversion Preferred Stock then outstanding.

(c)          Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty (30), nor less than twenty (20), Business Days after the date the Company sends the related Final Fundamental Change Notice pursuant to Section 8(f).

(d)         Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the greater of (i) the Liquidation Preference (including any accumulated and unpaid Regular Dividends) of such share at the Close of Business on the Fundamental Change Repurchase Date for such Fundamental Change (including any accumulated and unpaid Regular Dividends on such share to, but excluding, such Fundamental Change Repurchase Date) and (ii) the amount that such Holders would have received had such Holders, immediately prior to such Fundamental Change, converted such shares of Convertible Preferred Stock into Common Stock pursuant to Section 10(a), without regard to any of the limitations on convertibility contained in Section 10(h).

(e)         Initial Fundamental Change Notice. On or before the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating a Fundamental Change (or, if later, promptly after the Company discovers that a Fundamental Change may occur), a written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain the date on which the Fundamental Change is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Fundamental Change was filed) (the “Initial Fundamental Change Notice”). No later than ten (10) Business Days prior to the date on which the Company anticipates consummating the Fundamental Change as set forth in the Initial Fundamental Change Notice (or, if the Fundamental Change has already occurred as provided in the Initial Fundamental Change Notice, promptly, but no later than the tenth (10th) Business Day following receipt thereof), any Holder that desires to exercise its rights pursuant to Section 8(a) shall notify the Company in writing thereof and shall specify (x) whether such Holder is electing to exercise its rights pursuant to clause (i) or (ii) of Section 8(a) and (y) the number of shares of Convertible Preferred Stock subject thereto.

(f)          Final Fundamental Change Notice. If a Holder elects to exercise its Fundamental Change Repurchase Right pursuant to Section 8(a)(ii), on or before the second (2nd) Business Day after the effective date of a Fundamental Change, the Company will send to each Holder a notice of such Fundamental Change (a “Final Fundamental Change Notice”). Such Final Fundamental Change Notice must state:

(i)             briefly, the events causing such Fundamental Change;

(ii)            the effective date of such Fundamental Change;

(iii)        the procedures that a Holder must follow to require the Company to repurchase its Convertible Preferred Stock pursuant to this Section 8, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv)        the Fundamental Change Repurchase Date for such Fundamental Change;

(v)         the Fundamental Change Repurchase Price per share of Convertible Preferred Stock, including reasonable detail of the calculation thereof;

(vi)        if the Fundamental Change Repurchase Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 5(d);

(vii)       the name and address of the Transfer Agent and the Conversion Agent;

(viii)      the Conversion Price in effect on the date of such Final Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Price that may result from such Fundamental Change;

(ix)        that Convertible Preferred Stock may be converted pursuant to Section 10 at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or, if the Company fails to pay the Fundamental Change Repurchase Price due on such Fundamental Change Repurchase Date in full, at any time until such time as the Company pays such Fundamental Change Repurchase Price in full);

(x)         that shares of Convertible Preferred Stock for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price; and

(xi)        that shares of Convertible Preferred Stock that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Certificate of Designation.

(g)         Procedures to Exercise the Fundamental Change Repurchase Right.

(i)          Delivery of Fundamental Change Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise its Fundamental Change Repurchase Right for any share(s) of Convertible Preferred Stock following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1)           before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such share(s); and

(2)           such share(s), duly endorsed for transfer (to the extent such share(s) are evidenced by one or more Physical Certificates).

(ii)          Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:

(1)           if such share(s) are evidenced by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)           the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number; and

(3)           that such Holder is exercising its Fundamental Change Repurchase Right with respect to such share(s).

(iii)         Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to any share(s) of Convertible Preferred Stock may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1)           if such share(s) are evidenced by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)           the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number; and

(3)           the number of shares of Convertible Preferred Stock, if any, that remain subject to such Fundamental Change Repurchase Notice, which must be a whole number.

If any Holder delivers to the Paying Agent any such withdrawal notice withdrawing any share(s) of Convertible Preferred Stock from any Fundamental Change Repurchase Notice previously delivered to the Paying Agent, and such share(s) have been surrendered to the Paying Agent, then such share(s) will be returned to the Holder thereof.

(h)         Payment of the Fundamental Change Repurchase Price. Subject to Section 8(b), the Company will cause the Fundamental Change Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the applicable Fundamental Change Repurchase Date (or, if later in the case such share is evidenced by a Physical Certificate, the date (x) the Physical Certificate evidencing such share is delivered to the Paying Agent).

(i)                 Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 8, the Company will be deemed to satisfy its obligations under this Section 8 if one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Convertible Preferred Stock otherwise required by this Section 8 in a manner that would have satisfied the requirements of this Section 8 if conducted directly by the Company.

(j)                 Fundamental Change Agreements. The Company shall not enter into any agreement for a transaction constituting a Fundamental Change unless such agreement provides for, or does not interfere with or prevent (as applicable), the exercise by the Holders of their Fundamental Change Repurchase Right in a manner that is consistent with, and gives effect to, this Section 8.

Section 9.                VOTING RIGHTS. The Convertible Preferred Stock will have no voting rights except as set forth in this Section 9 or as provided in the Articles of Incorporation or required by the Nevada Revised Statutes.

(a)               Voting and Consent Rights with Respect to Specified Matters.

(i)                 Generally. Subject to the other provisions of this Section 9(a), (x) while any share of the Convertible Preferred Stock is outstanding with respect to Section 9(a)(i)(1) and Section 9(a)(i)(2), and (y) while at least seventy-five percent (75%) of the Convertible Preferred Stock issued on the Initial Issue Date is outstanding with respect to Section 9(a)(i)(3) and Section 9(a)(i)(4), each following event will require, and cannot be effected without, the affirmative vote or consent of Holders constituting at least a majority of the outstanding voting power of the Convertible Preferred Stock:

(1)               any amendment, modification or repeal of any provision of the Articles of Incorporation, Bylaws or this Certificate of Designation that adversely affects the rights, preferences or powers of the Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(a)(ii));

(2)               any issuances by the Company of shares of, or other securities convertible into, Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock;

(3)               any voluntary dissolution, liquidation, bankruptcy or winding up of the Company or any deregistration or delisting of the Common Stock of the Company; or

(4)               any incurrence by the Company of any indebtedness for borrowed money unless the Company’s ratio of indebtedness for borrowed money to LTM EBITDA would be less than a ratio of 5-to-1 on a pro forma basis giving effect to such incurrence and the use of proceeds therefrom;

provided, however, that each of the following will be deemed not to adversely affect the special rights, preferences or voting powers of the Convertible Preferred Stock and will not require any vote or consent pursuant to Section 9(a)(i)(1) and Section 9(a)(i)(2):

(I)       any increase in the number of the authorized but unissued shares of the Company’s undesignated preferred stock;

(II)       any increase in the number of authorized shares of Convertible Preferred Stock;

(III)       the creation and issuance, or increase in the authorized or issued number, of any shares of any class or series of stock that is both Dividend Junior Stock and Liquidation Junior Stock; and

(IV)       the application of Section 10(i), including the execution and delivery of any supplemental instruments pursuant to Section 10(i)(iii) solely to give effect to such provision.

(ii)              Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(a)(i)(1), the Company may amend, modify or repeal any of the terms of the Convertible Preferred Stock without the vote or consent of any Holder to:

(1)               amend or correct this Certificate of Designation to cure any ambiguity or correct any omission, defect or inconsistency; or

(2)               make any other change to the Articles of Incorporation or this Certificate of Designation that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder (other than any Holders that have consented to such change).

(b)               Right to Vote with Holders of Common Stock on an As-Converted Basis. Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 9, and except as provided in the Articles of Incorporation or restricted by the Nevada Revised Statutes, the Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to be treated as if such Holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10(e), including Section 10(e)(ii)) upon conversion of such Convertible Preferred Stock assuming such Convertible Preferred Stock were converted with a Conversion Date occurring on such record or other relevant date; and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Articles of Incorporation, the Bylaws of the Company, and the Nevada Revised Statutes as if the Holders were holders of Common Stock. Notwithstanding the foregoing, the aggregate voting power of the Convertible Preferred Stock when voting with the holders of the Common Stock shall be limited to the extent necessary to comply with the NASDAQ Listing Standard Rules, and any resulting limitation on the voting rights of the Convertible Preferred Stock shall apply pro rata among the Holders thereof.

(c)           Procedures for Voting and Consents.

(i)                 Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at an annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by Holders, of directors for election; provided, however, that with respect to any voting rights of the Holders pursuant to Section 9(b), such rules and procedures will be the same rules and procedures that apply to holders of the Common Stock with respect to the applicable matter referred to in Section 9(b).

(ii)              Voting Power of the Convertible Preferred Stock. Each share of Convertible Preferred Stock will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock.

(iii)            Written Consent in Lieu of Stockholder Meeting. Notwithstanding anything to the contrary set forth in the Bylaws or otherwise, a consent or affirmative vote of the Holders pursuant to Section 9(a) may be given or obtained in writing without a meeting.

Section 10.            Conversion.

(a)           Generally. Subject to the provisions of this Section 10, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion or an Optional Conversion.

(b)           Conversion at the Option of the Holders.

(i)                 Conversion Right; When Shares May Be Submitted for Optional Conversion. Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designation,

(1)               if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 8(g)(i) with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion after the Business Day prior to the consummation of the Fundamental Change, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 8(g)(iii); or (C) the Company fails to pay the Fundamental Change Repurchase Price for such share in accordance with this Certificate of Designation;

(2)               no Convertible Preferred Stock may be submitted for Optional Conversion to the extent limited by Section 10(h);

(3)               shares of Convertible Preferred Stock that are called for Redemption may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full); and

(4)               shares of Convertible Preferred Stock that are subject to Mandatory Conversion may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Mandatory Conversion Date.

(ii)              Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designation, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(c)           Mandatory Conversion at the Company’s Election.

(i)                 Mandatory Conversion Right. Subject to the provisions of this Section 10, the Company has the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day on or after the two (2) year anniversary of the Initial Issue Date as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of all, but not less than all, of the outstanding shares of Convertible Preferred Stock, but only if the Last Reported Sale Price per share of Common Stock exceeds one hundred and fifty percent (150%) of the Conversion Price on each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion.

(ii)              Mandatory Conversion Prohibited in Certain Circumstances. The Company will not exercise its Mandatory Conversion Right, or otherwise send a Mandatory Conversion Notice, with respect to any Convertible Preferred Stock pursuant to this Section 10(c) unless the Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Conversion. Notwithstanding anything to the contrary in this Section 10(c), the Company’s exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any share of Convertible Preferred Stock as to which a Fundamental Change Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(g). Notwithstanding anything to the contrary in this Section 10(c), the Company cannot exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock to the extent limited by Section 10(h).

(iii)            Mandatory Conversion Date. The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Company’s choosing that is no more than twenty (20), nor less than ten (10), Business Days after the Mandatory Conversion Notice Date for such Mandatory Conversion.

(iv)             Mandatory Conversion Notice. To exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock, the Company must send to each Holder of such shares a written notice of such exercise (a “Mandatory Conversion Notice”).

(v)               Such Mandatory Conversion Notice must state:

(1)               that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares of Convertible Preferred Stock, briefly describing the Company’s Mandatory Conversion Right under this Certificate of Designation;

(2)               the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion;

(3)               the name and address of the Paying Agent and the Conversion Agent, as well as instructions whereby the Holder may surrender such share to the Transfer Agent or Conversion Agent;

(4)               that shares of Convertible Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date; and

(5)               the Conversion Price in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion), the number of shares of Common Stock to be issued to such Holder upon conversion of each share of Convertible Preferred Stock held by such Holder and, if applicable, the amount of accumulated and unpaid Regular Dividends in respect of such share of Convertible Preferred Stock as of the Mandatory Conversion Date.

(d)           Conversion Procedures.

(i)                 Mandatory Conversion. If the Company duly exercises, in accordance with Section 10(c), its Mandatory Conversion Right with respect to any share of Convertible Preferred Stock, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date.

(ii)              Requirements for Holders to Exercise Optional Conversion Right.

(1)               Generally. To convert any share of Convertible Preferred Stock evidenced by a Certificate pursuant to an Optional Conversion, the Holder of such share must (w) complete, manually sign and deliver to the Conversion Agent an Optional Conversion Notice (at which time, in the case such Certificate is an Electronic Certificate, such Optional Conversion will become irrevocable); (x) if such Certificate is a Physical Certificate, deliver such Physical Certificate to the Conversion Agent (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (z) if applicable, pay any documentary or other taxes that are required to be paid by the Company as a result of a Holder requesting that shares be registered in a name other than such Holders’ name as described in Section 11(c).

(2)               Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock will be deemed to be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(iii)            Treatment of Accumulated Dividends upon Conversion.

(1)               No Adjustments for Accumulated Regular Dividends. Without limiting the operation of Section 5(b)(i) and Section 10(c)(i), the Conversion Price will not be adjusted to account for any accumulated and unpaid Regular Dividends on any Convertible Preferred Stock being converted.

(2)               Conversions Between A Record Date and a Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 5(d) notwithstanding such conversion.

(iv)             When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(e)           Settlement upon Conversion.

(i)                 Generally. Subject to Section 10(e)(ii), Section 10(h) and Section 15(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the quotient obtained by dividing (I) the Liquidation Preference (including any accumulated and unpaid Regular Dividends on such shares of Convertible Preferred Stock to, but excluding, the Conversion Date) for such shares of Convertible Preferred Stock subject to conversion by (II) the Conversion Price, in each case, as of immediately before the Close of Business on such Conversion Date.

(ii)              Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 15(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii)            Delivery of Conversion Consideration. Except as provided in Sections 10(f)(i)(2) and 10(i), the Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(f)            Conversion Price Adjustments.

(i)                 Events Requiring an Adjustment to the Conversion Price. The Conversion Price will be adjusted from time to time as follows:

(1)               Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 10(i) will apply), then the Conversion Price will be adjusted based on the following formula:

where:

CP0 =	the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CP1 =	the Conversion Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 10(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Board of Directors, or any Officer acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)               Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price will be decreased based on the following formula:

where:

CP0 =	the Conversion Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CP1 =	the Conversion Price in effect immediately after the Expiration Time;

SP =	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

OS0 =	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC =	the aggregate value (determined as of the Expiration Time by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and

OS1 =	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 10(f)(i)(2), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 10(f)(i)(2) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Conversion Date for any share of Convertible Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designation, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(ii)              No Adjustments in Certain Cases.

(1)               Certain Events. Without limiting the operation of Section 5(b)(i) and 10(e)(i), the Company will not be required to adjust the Conversion Price except pursuant to Section 10(f)(i). Without limiting the foregoing, the Company will not be required to adjust the Conversion Price on account of:

(A)             except as otherwise provided in Section 10(f)(i), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(B)              the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(C)              the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(D)             the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date; or

(E)              solely a change in the par value of the Common Stock.

(iii)            Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan.

(iv)             Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 10(f)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury.

(v)               Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).

(vi)             Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 10(f)(i), the Company will promptly send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g)          Voluntary Conversion Price Decreases.

(i)                 Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) decrease the Conversion Price by any amount if (1) the Board of Directors determines that such decrease is in the Company’s best interest or that such decrease is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such decrease is in effect for a period of at least twenty (20) Business Days; and (3) such decrease is irrevocable during such period; provided, however, that any such decrease that would be reasonably expected to result in any income tax imposed on holders of Convertible Preferred Stock shall require the affirmative vote or consent of Holders, voting exclusively as a single class, constituting a majority of the voting power of the outstanding shares of Convertible Preferred Stock.

(ii)              Notice of Voluntary Decrease. If the Board of Directors determines to decrease the Conversion Price pursuant to Section 10(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 10(g)(i), the Company will send notice to each Holder, the Transfer Agent and the Conversion Agent of such decrease to the Conversion Price, the amount thereof and the period during which such decrease will be in effect.

(h)           Restriction on Conversions.

(i)                 Equity Treatment Limitation.

(1)               Generally. Notwithstanding anything to the contrary in this Certificate of Designation, the Company will in no event be required to deliver any shares of Common Stock in settlement of the conversion of any Convertible Preferred Stock to the extent, but only to the extent, the Company does not then have sufficient authorized and unissued shares of Common Stock that are not reserved for other purposes (the limitation set forth in this sentence, the “Equity Treatment Limitation,” and any shares of Common Stock that would otherwise be deliverable in excess of the number of such authorized and unissued shares, the “Deficit Shares”). If any Deficit Shares are withheld pursuant to the Equity Treatment Limitation and, at any time thereafter, some or all of such Deficit Shares could be delivered without violating the Equity Treatment Limitation, then (A) the Company will deliver such Deficit Shares to the extent, but only to the extent, such delivery is permitted by the Equity Treatment Limitation; and (B) the provisions of this sentence will continue to apply until there are no remaining Deficit Shares.

(2)               Share Reserve Provisions. On the Initial Issue Date, the Number of Reserved Shares is not less than the Initial Share Reserve Requirement. The Company shall at all times reserve and keep available a Number of Reserved Shares to be no less than the Continuing Share Reserve Requirement at any time when any Convertible Preferred Stock is outstanding (including, if applicable, by seeking the approval of its stockholders to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock).

(3)               Limitation on Certain Transactions. The Company will not, without the prior written consent of Holders of a majority of the Convertible Preferred Stock then outstanding, effect any transaction that would require an adjustment to the Conversion Price pursuant to Section 10(f)(i) if the settlement of the conversion of all Convertible Preferred Stock then outstanding (assuming such conversion occurred immediately after giving effect to such adjustment) would result in any Deficit Shares pursuant to the Equity Treatment Limitation.

(i)           Effect of Common Stock Change Event.

(i)                 Generally. If there occurs any:

(1)               recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2)               consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3)               sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4)               other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designation,

(A)       from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 10 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 7 and Section 10(c), each reference to any number of shares of Common Stock in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Fundamental Change,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B)       if such Reference Property Unit consists entirely of cash, then the Company will pay the cash due in respect of all conversions whose Conversion Date occurs on or after the effective date of such Common Stock Change Event no later than the tenth (10th) Business Day after the relevant Conversion Date; and

(C)       for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii)              Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 10(i).

(iii)            Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Price pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(i)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.

(iv)             Notice of Common Stock Change Event. The Company will provide notice of each Common Stock Change Event to Holders as promptly as possible after the effective date of the Common Stock Change Event.

Section 11.            Certain Provisions Relating to the Issuance of Common Stock.

(a)               Equitable Adjustments to Prices. Whenever this Certificate of Designation requires the Company to calculate the average of the Last Reported Sale Prices or Daily VWAPs, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b)               Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued share and will be duly authorized and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(c)               Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

Section 12.            No Preemptive Rights. Without limiting the rights of the Holder set forth in this Certificate of Designation (including in connection with the issuance of Common Stock or Reference Property upon conversion of the Convertible Preferred Stock), the Convertible Preferred Stock will not have any preemptive rights to subscribe for or purchase any of the Company’s securities.

Section 13.            Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates evidencing such shares or securities. However, in the case of conversion of Convertible Preferred Stock, the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock, shares of Common Stock or other securities to a beneficial owner other than the beneficial owner of the Convertible Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

Section 14.            Term. Except as expressly provided in this Certificate of Designation, the shares of Convertible Preferred Stock shall not be redeemable or otherwise mature and the term of the Convertible Preferred Stock shall be perpetual.

Section 15.            Calculations.

(a)               Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designation, the Company will be responsible for making all calculations called for under this Certificate of Designation or the Convertible Preferred Stock, including determinations of the Conversion Price, the Daily VWAPs, the Last Reported Sale Prices and accumulated Regular Dividends on the Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b)               Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

Section 16.            Notices. The Company will send all notices or communications to Holders pursuant to this Certificate of Designation in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt requested from the recipient, in the case of e-mail), or sent by a nationally recognized overnight courier service guaranteeing next day delivery, to the Holders’ respective addresses shown on the Register. Unless otherwise specified herein, all notices and communications hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service.

Section 17.            Facts Ascertainable. When the terms of this Certificate of Designation refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Initial Issue Date, the number of shares of Convertible Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

Section 18.            Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Convertible Preferred Stock granted hereunder may be waived as to all shares of Convertible Preferred Stock (and the Holders thereof) upon the vote or written consent of the Holders of a majority of the shares of Convertible Preferred Stock then outstanding.

Section 19.            SEVERABILITY. If any term of the Convertible Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

Section 20.            NO OTHER RIGHTS. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designation or the Articles of Incorporation or as required by applicable law.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

       IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed as of the date first written above.

Cryoport, Inc.

By:
Name:
Title:

[Signature Page to Certificate of Designation]

EXHIBIT A

FORM OF PREFERRED STOCK CERTIFICATE

[Insert Restricted Stock Legend, if applicable]

Cryoport, Inc.

4.0% Series C Convertible Preferred Stock

Certificate No. [___]

Cryoport, Inc., a Nevada corporation (the “Company”), certifies that [___] is the registered owner of [___] shares of the Company’s 4.0% Series C Convertible Preferred Stock (the “Convertible Preferred Stock”) evidenced by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designation of the Company establishing the Convertible Preferred Stock (the “Certificate of Designation”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designation.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

       IN WITNESS WHEREOF, Cryoport, Inc. has caused this instrument to be duly executed as of the date set forth below.

Cryoport, Inc.

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE

[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate evidences shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designation.

Date:	By:
Authorized Signatory

Cryoport, Inc.

4.0% Series C Convertible Preferred Stock

This Certificate evidences duly authorized, issued and outstanding shares of Convertible Preferred Stock. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designation or the Articles of Incorporation, the provisions of the of the Certificate of Designation or the Articles of Incorporation, as applicable, will control.

1.                  Countersignature. This Certificate will not be valid until countersigned by the Transfer Agent.

2.                  Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Certificate of Designation, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Cryoport, Inc.

112 Westwood Place, Suite 350

Brentwood, TN 37027

Attention: (i) Jerrell Shelton, President, Chief Executive Officer, and Chairman of the Board, (ii) Robert Stefanovich, Chief Financial Officer, Treasurer and Corporate Secretary, and (iii) Tony Ippolito, Vice President and General Counsel

OPTIONAL CONVERSION NOTICE

Cryoport, Inc.

4.0% Series C Convertible Preferred Stock

Subject to the terms of the Certificate of Designation, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):

☐	all of the shares of Convertible Preferred Stock

☐	* shares of Convertible Preferred Stock

evidenced by Certificate No.                      .

Date:
(Legal Name of Holder)

By:
Name:
Title:

* Must be a whole number.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

Cryoport, Inc.

4.0% Series C Convertible Preferred Stock

Subject to the terms of the Certificate of Designation, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	all of the shares of Convertible Preferred Stock

☐	* shares of Convertible Preferred Stock

evidenced by Certificate No.                                                   .

The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

* Must be a whole number.

ASSIGNMENT FORM

Cryoport, Inc.

4.0% Series C Convertible Preferred Stock

Subject to the terms of the Certificate of Designation, the undersigned Holder of the within Convertible Preferred Stock assigns to:

Name:

Address:

Social security or tax identification number:

the within Convertible Preferred Stock and all rights thereunder irrevocably appoints:

as agent to transfer the within Convertible Preferred Stock on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

EXHIBIT B

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1

Exhibit C

Form of Registration Rights Agreement

(see attached)

Form Final

FORM OF REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

CRYOPORT, INC.

AND

BTO FREEZE PARENT L.P.

Dated as of [ ● ], 2020

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Section 6.6 Successors and Assigns	14
Section 6.7 Headings	14
Section 6.8 Amendments and Waivers	15
Section 6.9 Interpretation; Absence of Presumption	15
Section 6.10 Severability	15

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REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [ ˜ ], 2020, by and between Cryoport, Inc., a Nevada corporation (including its successors and permitted assigns, the “Company”), and BTO Freeze Parent L.P., a Delaware limited partnership (the “Investor”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A.

This Agreement is entered into in connection with the closing of the issuance of 250,000 shares of the Series C Convertible Preferred Stock, which are convertible into shares of Common Stock, and 675,536 shares of Common Securities Pursuant to the Securities Purchase Agreement, dated as of August 24, 2020, by and between the Company and the Investor (the “Securities Purchase Agreement”).

As a condition to each of the parties’ obligations under the Securities Purchase Agreement, the Company and the Investor are entering into this Agreement for the purpose of granting certain registration rights to the Investor.

In consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Article I
Resale Shelf Registration

Section 1.1            Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall file within ninety (90) days of the date hereof and use its commercially reasonable efforts to cause to go effective as promptly as practicable a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form (including Form S-1) and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders) (the “Resale Shelf Registration Statement” and such registration, the “Resale Shelf Registration”), and if the Company is a WKSI as of the filing date, the Resale Shelf Registration Statement shall be an Automatic Shelf Registration Statement. If the Resale Shelf Registration Statement is not an Automatic Shelf Registration Statement, then the Company shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the Commission as promptly as practicable after the filing thereof.

Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Registrable Securities on the Resale Shelf Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the Holders (a “Rule 415 Limitation”), the Resale Shelf Registration Statement shall register the resale of a number of shares of the Registrable Securities which is equal to the maximum number of shares as is permitted by the Commission, and, subject to the provisions of this Section 1.1, the Company shall continue to its use commercially reasonable efforts to register all remaining Registrable Securities as set forth in this Section 1.1. In such event, the number of shares of Registrable Securities to be registered for each Holder in the Resale Shelf Registration Statement shall be reduced pro rata among all Holders, provided, however, that, prior to reducing the number of shares of Registrable Securities to be registered for any Holder in such Resale Shelf Registration Statement, the Company shall first remove any shares of Registrable Securities to be registered for any Person other than a Holder that was proposed to be included in such Resale Shelf Registration Statement. The Company shall continue to use its commercially reasonable efforts to register all remaining Registrable Securities as promptly as practicable in accordance with the applicable rules, regulations and guidance of the Commission. Notwithstanding anything herein to the contrary, if the Commission, by written comment, limits the Company’s ability to file, or prohibits or delays the filing of, a Resale Shelf Registration Statement or a Subsequent Shelf Registration with respect to any or all the Registrable Securities, the Company’s compliance with such limitation, prohibition or delay solely to the extent of such limitation, prohibition or delay shall not be a breach or default by the Company under this Agreement and shall not be deemed a failure by the Company to use “commercially reasonable efforts” or “reasonable efforts” as set forth above or elsewhere in this Agreement.

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Section 1.2            Effectiveness Period. Once effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement or a Subsequent Shelf Registration to be continuously effective and usable for so long as any Registrable Securities remain outstanding (the “Effectiveness Period”).

Section 1.3            Subsequent Shelf Registration. If any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to promptly cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and in any event shall within thirty (30) days of such cessation of effectiveness, amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration or, file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after such filing, but in no event later than the date that is ninety (90) days after such Subsequent Shelf Registration is filed and (b) keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective until the end of the Effectiveness Period. Any such Subsequent Shelf Registration shall be a Registration Statement on Form S-3 to the extent that the Company is eligible to use such form, and if the Company is a WKSI as of the filing date, such Registration Statement shall be an Automatic Shelf Registration Statement. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form (including Form S-1) and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders.

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Section 1.4            Supplements and Amendments. The Company shall supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration if required by the Securities Act or as reasonably requested by the Holders covered by such Shelf Registration.

Section 1.5              Subsequent Holder Notice. If a Person becomes a Holder of Registrable Securities after a Shelf Registration becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”):

(a)             if required and permitted by applicable law, file with the Commission a supplement to the related prospectus or a post-effective amendment to the Shelf Registration so that such Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law;

(b)            if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date that is ninety (90) days after the date such post-effective amendment is required by Section 1.5(a) to be filed; and

(c)             notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

Section 1.6             Underwritten Offering. The Holders of Registrable Securities may on up to four (4) occasions after the Resale Shelf Registration Statement becomes effective deliver a written notice to the Company specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration is intended to be conducted through an underwritten offering, so long as the anticipated gross proceeds of such underwritten offering is not less than thirty-five million dollars ($35,000,000) (unless the Holders are proposing to sell all of their remaining Registrable Securities in which case no such minimum gross proceeds threshold shall apply) (the “Underwritten Offering”). In the event of an Underwritten Offering:

(a)            The Holder or Holders of a majority of the Registrable Securities participating in an Underwritten Offering shall select the managing underwriter or underwriters to administer the Underwritten Offering; provided that such Holder or Holders will not make the choice of such managing underwriter or underwriters without first consulting with the Company.

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(b)            Notwithstanding any other provision of this Section 1.6, if the managing underwriter or underwriters of a proposed Underwritten Offering advises the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in such Underwritten Offering exceeds the number which can be sold in such Underwritten Offering in light of market conditions, the Registrable Securities shall be included on a pro rata basis upon the number of securities that each Holder shall have requested to be included in such offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters.

(c)            The Company shall agree and shall cause its executive officers and directors to sign a customary “lock-up” agreement with the underwriters in any Underwritten Offering.

Section 1.7             Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration Statement is effective, if a Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) and stating the number of Registrable Securities to be included in such Shelf Offering, then, subject to the other applicable provisions of this Agreement, the Company shall, as promptly as practicable, amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

Article II
Company Registration

Section 2.1             Notice of Registration. If at any time or from time to time the Company shall determine to file a registration statement with respect to an offering (or to make an underwritten public offering pursuant to a previously filed registration statement) of its Common Stock, whether or not for its own account (other than a registration statement on Form S-4, Form S-8 or any successor forms), the Company will:

(a)             promptly give to each Holder written notice thereof, which notice shall be given, to the extent reasonably practicable, no later than five (5) business days prior to the filing or launch date (except in the case of an offering that is an “overnight offering”, in which case such notice must be given no later than two (2) business days prior to the filing or launch date); and

(b)            subject to Section 2.2, include in such registration or underwritten offering (and any related qualification under blue sky laws or other compliance) all the Registrable Securities specified in a written request or requests made within three (3) business days after receipt of such written notice from the Company by any Holder (except in the case of an offering that is an “overnight offering”, in which case such request must be made no later than one (1) business day after receipt of such written notice from the Company).

Section 2.2            Underwriting. The right of any Holder to registration pursuant to Section 1.6 or this Article II shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. Each Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform such Holder’s obligations under an underwriting agreement with the managing underwriter selected for such underwriting by the Company or by the stockholders of the Company who have the right to select the underwriters (such underwriting agreement to be in a customary form negotiated by the Company or such stockholders, as the case may be). Notwithstanding any other provision of this Article II, if the managing underwriter or underwriters of a proposed underwritten offering with respect to which Holders of Registrable Securities have exercised their piggyback registration rights advise the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number which can be sold in such underwritten offering in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated, (a) first, in the event such offering was initiated by the Company for its own account, up to the total number of securities that the Company has requested to be included in such registration, (b) second, and only if all the securities referred to in clause (a) have been included, up to the total number of securities that the Holders have requested to be included in such offering (pro rata based upon the number of securities that each of them shall have requested to be included in such offering) and (c) third, and only if all the securities referred to in clause (b) have been included, all other securities proposed to be included in such offering that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

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Section 2.3           Right to Terminate Registration. The Company or the holders of securities who have caused a registration statement to be filed as contemplated by this Article II, as the case may be, shall have the right to have any registration initiated by it or them under this Article II terminated or withdrawn prior to the effectiveness thereof, whether or not any Holder has elected to include securities in such registration.

Article III

Additional Provisions Regarding Registration Rights

Section 3.1           Registration Procedures. In the case of each registration effected by the Company pursuant to Article I or II, the Company will keep each Holder participating in such registration reasonably informed as to the status thereof and, at its expense, the Company will, as expeditiously as possible to the extent applicable:

(a)          prepare and file, as promptly as reasonably practicable, with the Commission a registration statement with respect to such securities in accordance with the applicable provisions of this Agreement;

(b)          prepare and file, as promptly as reasonably practicable, with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement (including to permit the intended method of distribution thereof) and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;

(c)           furnish to the Holders participating in such registration and to their legal counsel copies of the registration statement proposed to be filed, and provide such Holders and their legal counsel the reasonable opportunity to review and comment on such registration statement;

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(d)          furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the such underwriters may reasonably request in order to facilitate the public offering of such securities;

(e)           use commercially reasonable efforts to notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the Company’s knowledge of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 3.1(n), at the request of any such Holder, prepare promptly and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(f)           use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which it is not already qualified;

(g)          in the event that the Registrable Securities are being offered in an underwritten public offering, enter into and perform its obligations under an underwriting agreement on customary terms and in accordance with the applicable provisions of this Agreement;

(h)          use commercially reasonable efforts to furnish, (i) on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, an opinion and negative assurance letter, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) on the date that the offering of such Registrable Securities is priced and on the date that such securities are being sold through underwriters, a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(i)           in connection with a customary due diligence review, make available during business hours for inspection by the Holders, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Holders or underwriter (collectively, the “Offering Persons”), all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all relevant information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such registration statement, provided, however, each such underwriter shall agree in writing to hold in strict confidence and not to make any disclosure or use of any information requested above (the “Requested Information”), unless (1) the disclosure of the Requested Information is necessary to avoid or correct a misstatement or omission in such registration or is otherwise required under the Securities Act, (2) the release of the Requested Information is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, (3) the Requested Information is or has been made generally available to the public other than by disclosure in violation of this Agreement, (4) the Requested Information was within such underwriter’s possession on a non-confidential basis prior to it being furnished to such underwriter by or on behalf of the Company or any of its representatives, provided that the source of such information was not bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information or (5) the Requested Information becomes available to such underwriter on a non-confidential basis from a source other than the Company or any of its representatives, provided that such source is not bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information. Such underwriter agrees that it shall, upon learning that disclosure of the Requested Information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Requested Information deemed confidential;

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(j)           in the event that any broker-dealer underwrites any Registrable Securities or participates as a member of an underwriting syndicate or selling group or “participates in an offering” (within the meaning of the FINRA Rules) thereof, whether as a Holder or as an underwriter, placement, sales agent or broker or dealer in respect thereof, or otherwise, the Company will, upon the reasonable request of such broker-dealer, comply with any reasonable request of such broker-dealer in complying with the FINRA Rules;

(k)          notwithstanding any other provision of this Agreement, if the Board of Directors of the Company has determined in good faith that the disclosure necessary for continued use of the prospectus and registration statement by the Holders could be materially detrimental to the Company, the Company shall have the right not to file or not to cause the effectiveness of any registration covering any Registrable Securities and to suspend the use of the prospectus and the registration statement covering any Registrable Security for such period of time as its use would be materially detrimental to the Company by delivering written notice of such suspension to all Holders listed on the Company’s records; provided, however, that in any 12-month period the Company may exercise the right to such suspension not more than twice. From and after the date of a notice of suspension under this Section 3.1(k), each Holder agrees not to use the prospectus or registration statement until the earlier of (i) notice from the Company that such suspension has been lifted or (ii) the day following the sixtieth (60th) day of suspension within any 12-month period;

(l)            cooperate with, and direct the Company’s transfer agent to cooperate with, the Holders and the managing underwriters, if any, to facilitate the timely settlement of any offering or sale of Registrable Securities, including the preparation and delivery of certificates or book-entry representing Registrable Securities to be sold together with any other authorizations, certificates, opinions and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without restriction upon sale by the holder of such shares of Registrable Securities;

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(m)          use its reasonable best efforts to cause all shares of Registrable Securities to be listed on the national securities exchange on which the Common Stock is then listed; and

(n)          cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities (including, without limitation, participation in “road shows” and other customary marketing activities, which may be virtual).

Section 3.2           Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that conflict with the rights granted to the Holders herein, without the prior written consent of Holders of a majority of the Registrable Securities.

Section 3.3           Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to this Agreement or otherwise in complying with this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration.

Section 3.4           Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I or II are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a)          such Holder or Holders will cooperate with the Company in connection with the preparation of the applicable registration statement, and for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and such other information as may be required by applicable law to enable the Company to prepare such registration statement and the related prospectus covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(b)          during such time as such Holder or Holders may be engaged in a distribution of the Registrable Securities, such Holder or Holders will comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws and (ii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree; and

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(c)          on receipt of written notice from the Company of the happening of any of the events specified in Section 3.1(k), or that requires the suspension by such Holder or Holders of the distribution of any of the Registrable Securities owned by such Holder or Holders pursuant to a registered offering, then such Holders shall cease offering or distributing the Registrable Securities owned by such Holder or Holders in a registered offering until the offering and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.

Section 3.5           Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that it will file with the Commission the “Form 10 information” required by Rule 144(i)(2) as soon as practical after the date of this Agreement and, for so long as a Holder owns Registrable Securities, the Company will use commercially reasonable efforts to:

(a)          file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(b)          so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

Section 3.6           “Market Stand-Off” Agreement. The Holders shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities of the Company) held by the Holders (other than those included in the registration) for a period specified by the representatives of the managing underwriter or underwriters of Common Stock (or other securities of the Company convertible into Common Stock) not to exceed five (5) days prior and ninety (90) days following any registered public sale of securities by the Company in which such Holder participates in accordance with Article II, subject to customary exceptions (including, without limitation, to the extent that any securities of the Company are subject to a Permitted Loan (as defined in the Securities Purchase Agreement), to permit the pledge of such securities pursuant to such Permitted Loan and any foreclosure in connection with such Permitted Loan, or transfer in lieu of a foreclosure thereunder, and subsequent sales, dispositions or other transfers). Each of the Holders also shall execute and deliver any “lock-up” agreement reasonably requested by the representatives of any underwriters of the Company in connection with an offering in which such Holder participates, subject to customary exceptions (including, without limitation, as described in the preceding sentence in respect of a Permitted Loan).

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Article IV

Indemnification

Section 4.1            Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify each Holder, each Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each Person controlling such Holder or any of the foregoing within the meaning of Section 15 of the Securities Act, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of, or any rule or regulation promulgated under, the Securities Act, Exchange Act or state securities laws applicable to the Company in connection with any such registration, and the Company will reimburse each of the Company Indemnified Parties for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred. The indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (a) to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any Holder or (b) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

Section 4.2            Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly, the Company, each of its directors, officers, partners, members, managers, shareholders, accountants, attorneys, agents and employees, each underwriter, if any, of the Company’s securities covered by such a registration, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each of such other Holder’s officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees and each Person controlling such Holder or any of the foregoing within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Holder of, or any rule or regulation promulgated under, the Securities Act, Exchange Act or state securities law applicable to such Holder, and will reimburse each of the Holder Indemnified Parties for any reasonable legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that in no event shall any indemnity under this Section 4.2 payable by a Holder exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. The indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed), nor shall the Holder be liable for any such loss, claim, damage, liability or action where such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and the Company or the underwriters failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act

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Section 4.3           Notification. Each party entitled to indemnification under this Article IV (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Article IV, only to the extent that, the failure to give such notice is materially prejudicial or harmful to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Article IV shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article IV shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.

Section 4.4            Contribution. If the indemnification provided for in this Article IV is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in Article IV, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.4. In no event shall any Holder's contribution obligation under this Section 4.4 exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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Article V

Transfer and Termination of Registration Rights

Section 5.1            Transfer of Registration Rights. The rights to cause the Company to register securities granted to a Holder under this Agreement may be assigned to any Person in connection with any Transfer (as defined in the Securities Purchase Agreement) or assignment of Registrable Securities to in a Transfer permitted by Section 4.2 of the Securities Purchase Agreement; provided, however, that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) prior written notice of such assignment is given to the Company, and (c) such transferee agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company.

Section 5.2            Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Articles I and II shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.

Article VI

Miscellaneous.

Section 6.1            Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 6.1, provided that receipt of copies of such counterparts is confirmed.

Section 6.2            Governing Law.

(a)          This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York (except to the extent that mandatory provisions of the laws of the state of Nevada are applicable), without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York.

(b)          Any dispute relating hereto shall be heard in the U.S. District Court for the Southern District of New York (and any federal appellate courts therefrom) (and to the extent such court declines jurisdiction, state court located in the Borough of Manhattan) (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of New York, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

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(c)          Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.

(d)          Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 6.5 shall be deemed effective service of process on such Person.

(e)          Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 6.3           Entire Agreement; No Third Party Beneficiary. This Agreement and the Securities Purchase Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. Except as provided in Article IV, this Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

Section 6.4            Expenses. Except as provided in Section 3.3, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees shall be paid by the party incurring such expenses. The fees specified in clause (b) of the definition of “Registration Expenses” incurred in connection with any Shelf Registration or Underwritten Offering pursuant to this Agreement shall, in each case, not exceed $50,000.

Section 6.5           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in the foregoing clause (a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

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If to the Company, to:

Cryoport, Inc.

112 Westwood Place, Suite 350

Brentwood, TN 37027

Attention:  (i) Jerrell Shelton, President, Chief Executive Officer, and Chairman of the Board, (ii) Robert Stefanovich, Chief Financial Officer, Treasurer and Corporate Secretary, and (iii) Tony Ippolito, Vice President and General Counsel.

Email:  JShelton@cryoport.com; RStefanovich@cryoport.com; and TIppolito@cryoport.com with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626

Attention:  Daniel Rees

Email: Daniel.Rees@lw.com

If to the Investor, to:

BTO Freeze Parent L.P.

c/o The Blackstone Group Inc.

345 Park Avenue

New York, NY 10154

Attention: Ram Jagannath

E-mail: Ram.Jagannath@Blackstone.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Ave

New York, New York 10017

Attention: Anthony F. Vernace

E-mail: avernace@stblaw.com

Section 6.6           Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 5.1, no assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 6.7            Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

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Section 6.8            Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Holders of a majority of the Registrable Securities outstanding at the time of such amendment. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 6.9            Interpretation; Absence of Presumption.

(a)           For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs in this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” , “any” or “either” shall not be exclusive. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless, otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day)

(b)         With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement.

Section 6.10        Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

(The next page is the signature page)

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

CRYOPORT, INC.

By:
Name:
Title:

BTO FREEZE PARENT L.P.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

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EXHIBIT A

DEFINED TERMS

1.          The following capitalized terms have the meanings indicated:

“Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Holder” means (a) any Investor holding Registrable Securities and (b) any transferee to which the rights under this Agreement have been transferred in accordance with Section 5.1.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other legal entity, or any government or governmental agency or authority.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” means (a) all expenses incurred by the Company in complying with this Agreement, including, without limitation, internal expenses, all registration, qualification, listing and filing fees, printing expenses, escrow fees, rating agency fees, fees and disbursements of the Company’s independent registered public accounting firm, fees and disbursements of counsel for the Company, blue sky fees and expenses and (b) the fees and expenses of one counsel to the Holders in connection with this Agreement; provided, however, that Registration Expenses shall not include any Selling Expenses.

“Registrable Securities” means (a) any shares of Common Stock issued or issuable upon conversion of the Series C Convertible Preferred Stock, (b) the shares of Common Stock issued to the Investor pursuant to the Securities Purchase Agreement and (c) any Common Stock actually issued in respect of the securities described in clauses (a) or (b) above or this clause (c) upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event; provided, however, that the securities described in clauses (a), (b) and (c) above shall only be treated as Registrable Securities until the earliest of: (i) the date on which such security has been registered under the Securities Act and disposed of in accordance with an effective Registration Statement relating thereto; (ii) the date on which such security has been sold pursuant to Rule 144 and the security is no longer a Restricted Security; or (iii) the date on which such security is transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 5.1.

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“Restricted Securities” means any Common Stock required to bear the legend set forth in Section 4.3(a) of the Securities Purchase Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 405” means Rule 405 promulgated under the Securities Act and any successor provision.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” means (a) all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and (b) the fees and expenses of any counsel to the Holders.

“Series C Convertible Preferred Stock” means the Company’s Series C Convertible Preferred Stock, par value $0.001 per share.

“Shelf Registration” means the Resale Shelf Registration or a Subsequent Shelf Registration, as applicable.

“Transfer” has the meaning given to such term in the Securities Purchase Agreement.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

2.       The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section

Agreement	Preamble
Applicable Matters	Section 6.2(b)
Chosen Court	Section 6.2(b)
Company	Preamble
Company Indemnified Parties	Section 4.1
Effectiveness Period	Section 1.2
Holder	Section 5.1
Holder Indemnified Parties	Section 4.2
Indemnified Party	Section 4.3
Indemnifying Party	Section 4.3
Investor	Preamble
Market Stand-Off	Section 3.6
Resale Shelf Registration	Section 1.1
Securities Purchase Agreement	Preamble
Subsequent Holder Notice	Section 1.5
Subsequent Shelf Registration	Section 1.3
Underwritten Offering	Section 1.6

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